UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A INFORMATION
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ENCORE WIRE CORPORATION
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ENCORE WIRE CORPORATION
1329 Millwood Road
McKinney, Texas 75069
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on May 5, 2020
NOTICE is hereby given that the annual meeting of stockholders of Encore Wire Corporation (the “Company”) will be held on Tuesday, May 5, 2020, at 9:00 a.m., local time, at the Company’s corporate offices at 1329 Millwood Road, McKinney, Texas 75069, for the following purposes:
1. To elect a Board of Directors for the ensuing year;
2. To approve, in a non-binding advisory vote, the compensation of the Company’s named executive officers;
3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 2020;
4. To consider and vote on a proposal to approve the Encore Wire Corporation 2020 Long Term Incentive Plan; and
5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
Only stockholders of record at the close of business on March 19, 2020 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.
We intend to hold our annual meeting in person. However, as part of our precautions regarding the coronavirus or COVID-19, we are considering the possibility that the annual meeting may be held by means of remote communication, including but not limited to, providing a webcast of the annual meeting or holding only a virtual meeting. If we determine it is necessary or appropriate to take any additional steps regarding how we conduct our annual meeting, we will announce the decision to do so in advance, and details on how to participate in our annual meeting will be available on the Investors tab of our website at www.encorewire.com. As always, we encourage you to vote your shares prior to the annual meeting.
The foregoing items of business are more fully described in the proxy statement accompanying this Notice. The Company’s 2019 Annual Report, containing a record of the Company’s activities and financial statements for the year ended December 31, 2019, is also enclosed.
Dated: March 23, 2020
By Order of the Board of Directors
BRET J. ECKERT
Secretary
YOUR VOTE IS IMPORTANT.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. IF YOU DO ATTEND THE MEETING IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. THE PROMPT RETURN OF PROXIES WILL INSURE A QUORUM AND SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION.

ENCORE WIRE CORPORATION
1329 Millwood Road
McKinney, Texas 75069
PROXY STATEMENT
For Annual Meeting of Stockholders
To be Held on May 5, 2020
GENERAL
The accompanying proxy is solicited by the Board of Directors (the “Board” or the “Board of Directors”) of Encore Wire Corporation (the “Company” or “Encore Wire” or “Encore”) for use at the annual meeting of stockholders of the Company to be held at the time and place and for the purposes set forth in the foregoing notice. The approximate date on which this proxy statement and the accompanying proxy are first being sent to stockholders is March 30, 2020.
The cost of soliciting proxies will be borne by the Company. The Company may use certain of its officers and employees (who will receive no special compensation therefor) to solicit proxies in person or by telephone, facsimile, telegraph or similar means.
Proxies
Shares entitled to vote and represented by a proxy in the accompanying form duly signed, dated and returned to the Company and not revoked, will be voted at the meeting in accordance with the directions given. If no direction is given, such shares will be voted for the election of the nominees for directors named in the accompanying form of proxy and in accordance with the recommendations of the Board of Directors on the other proposals listed on the proxy card and at the proxies’ discretion on any other matter that may properly come before the meeting. Any stockholder returning a proxy may revoke it at any time before it has been exercised by giving written notice of such revocation to the Secretary of the Company, by filing with the Company a proxy bearing a subsequent date or by voting in person at the meeting.
Voting Procedures and Tabulation
The Company will appoint one or more inspectors of election to conduct the voting at the meeting. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each share, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law. The inspectors will tabulate the number of votes cast for or withheld as to the vote on each nominee for director and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as applicable, with respect to the other proposals listed on the proxy card and any other matter that may properly come before the meeting.
We intend to hold our annual meeting in person. However, as part of our precautions regarding the coronavirus or COVID-19, we are considering the possibility that the annual meeting may be held by means of remote communication, including but not limited to, providing a webcast of the annual meeting or holding only a virtual meeting. If we determine it is necessary or appropriate to take any additional steps regarding how we conduct our annual meeting, we will announce the decision to do so in advance, and details on how to participate in our annual meeting will be available on the Investors tab of our website at www.encorewire.com. As always, we encourage you to vote your shares prior to the annual meeting.
Quorum and Voting Requirements
A majority of shares of the outstanding common stock, par value $0.01 per share (“Common Stock”), present in person or by proxy, is necessary to constitute a quorum. Abstentions are counted as present at the meeting for purposes of determining whether a quorum exists. Broker non-votes only count towards quorum if at least one proposal on the proxy is considered a routine matter under New York Stock Exchange (“NYSE”) Rule 452. A broker non-vote occurs when a broker or other nominee returns a proxy but does not vote on a particular proposal because the broker or nominee does not have authority to vote on that particular item and has not received voting instructions from the beneficial owner. Under NYSE Rule 452, brokers have the authority to vote such shares on routine matters, but not on non-routine matters. Routine matters include the proposal to ratify the appointment of the auditors, but do not include the election of directors or the approval, in a non-binding advisory vote, of the compensation of the Company’s named executive officers.
The only voting security of the Company outstanding is its Common Stock. Only the holders of record of shares of Common Stock at the close of business on March 19, 2020, the record date for the meeting, are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof. On the record date, there were 20,613,955 shares of Common Stock outstanding and entitled to be voted at the meeting. Each share of Common Stock is entitled to one vote.

Election of Directors. Directors are elected by a plurality of the votes of the shares of Common Stock present or represented by proxy at the meeting and entitled to vote on the election of directors, subject to the Company’s Majority Voting Policy described in further detail below. This means that the six nominees receiving the highest number of votes cast for the number of positions to be filled will be elected, subject to the Company’s Majority Voting Policy. Cumulative voting is not permitted. New York Stock Exchange Rule 452 prohibits brokers from casting discretionary votes in any election of directors. Under Delaware law and the Company’s Certificate of Incorporation and Bylaws, abstentions and broker non-votes will have no effect on voting on the election of directors, provided a quorum is present.
Majority Voting Policy. In February 2013, the Board adopted the Company’s Majority Voting Policy, pursuant to which a director nominee that is not elected by a majority of the votes cast in an uncontested election must tender such director’s resignation promptly following the failure to receive the required vote. This means that the number of votes cast “for” a director nominee must exceed the number of votes “withheld” from that nominee. Abstentions and broker non-votes are not counted as votes “for” or “withheld” from a director nominee. Following a director’s resignation under the policy, the Nominating and Corporate Governance Committee would then be required to make a recommendation to the Board as to whether the Board should accept the resignation, and the Board would be required to decide whether to accept the resignation and to disclose its decision-making process. In contested elections, the required vote is a plurality of votes cast.
Non-Binding Approval of Say on Pay. The advisory vote on the proposal to approve the compensation of the Company’s named executive officers, commonly known as “say on pay” is non-binding. The affirmative vote of a majority of the holders of shares of Common Stock having voting power present in person or represented by proxy is required for the non-binding approval of the say on pay proposal. Abstentions will have the effect of votes against the say on pay proposal, but broker non-votes and other limited proxies will have no effect on the say on pay proposal.
Ratification of Appointment of Independent Auditors. The proposal to ratify the appointment of auditors must be approved by a vote of a majority of the holders of shares of Common Stock having voting power present in person or represented by proxy. An abstention with respect to such proposal will therefore effectively count as a vote against the proposal. Ratification of the appointment of the Company’s independent auditors is a routine matter to which a broker has authority to cast discretionary votes if the broker has not received voting instructions from the beneficial owner of such shares at least ten days before the annual meeting. Broker discretionary votes as to the proposal to ratify the appointment of independent auditors will be counted towards a meeting quorum and will be considered a part of the voting power with respect to such proposal.
Approval of the Long Term Incentive Plan. The proposal to approve the Encore Wire Corporation 2020 Long Term Incentive Plan must be approved by a vote of a majority of the holders of shares of Common Stock having voting power present in person or represented by proxy. An abstention with respect to such proposal will therefore effectively count as a vote against the proposal. Approval of the 2020 Long Term Incentive Plan is a non-routine matter upon which brokers do not have authority to cast discretionary votes. Therefore, a broker non-vote or other limited proxy will not be considered a part of the voting power with respect to such proposal. This has the effect of reducing the number of stockholder votes required to approve the 2020 Long Term Incentive Plan. Additionally, a broker non-vote or other limited proxy as to approval of the 2020 Long Term Incentive Plan will not be counted towards a meeting quorum.
PROPOSAL ONE
ELECTION OF DIRECTORS
The business and affairs of the Company are managed by the Board of Directors, which exercises all corporate powers of the Company and establishes broad corporate policies. The Bylaws of the Company provide for a minimum of five directors, with such number of directors to be fixed by the Board of Directors from time to time. The Board of Directors has fixed at six the number of directors that will constitute the full Board of Directors. Therefore, six directors will be elected at the annual meeting.
All duly submitted and unrevoked proxies will be voted for the nominees for director selected by the Board of Directors, except where authorization to vote is withheld. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to vote for another person designated by the Board. Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified.
The nominees of the Board for directors of the Company are named below. Each of the nominees has consented to serve as a director if elected. The table below sets forth certain information with respect to the nominees, including the ages of the nominees as of the date of the annual meeting of stockholders and their business experience. With the exception of Gina A. Norris, all of the nominees are presently directors of the Company. Ms. Norris is a new director nominee. With the exception of John H. Wilson, all of the nominees that are presently directors of the Company have served continuously as directors since the date of their first election or appointment to the Board. Mr. Wilson served as a director of the Company from April 1989 until May 1993 and was re-elected to the Board in May 1994.

Gregory J. Fisher, age 69, Director since February 2012.	Mr. Fisher was the Chief Financial Officer of Taylor Companies, LLC, a private oil field transportation company, from 2008 to 2010. Mr. Fisher was the Senior Vice President, Chief Financial Officer and Controller of ElkCorp, a formerly publicly-traded company in the building materials industry, from 2004 until it was acquired by another company in 2007. Mr. Fisher had also previously served as the Vice President Finance and Administration of Elk, a subsidiary of ElkCorp, from 1985 to 2004. Mr. Fisher serves on the Advisory Board of The Catholic Foundation of Dallas. Mr. Fisher also serves on the Parish Leadership Team of his church in Allen, Texas and is a seed investor in an internet startup company, LocoValue, Inc. He is also a Certified Management Accountant. Mr. Fisher was selected as a nominee to serve as a director of the Company due to his extensive experience in the building materials industry and his understanding of public company finance, financial reporting and internal control gained while serving a public company.

Daniel L. Jones, age 56, Director since May 1992 and Chairman since November 2014.	Mr. Jones has held the office of President and Chief Executive Officer of the Company since February 2006. He performed the duties of the Chief Executive Officer in an interim capacity from May 2005 to February 2006. From May 1998 until February 2006, Mr. Jones was President and Chief Operating Officer of the Company. He previously held the positions of Chief Operating Officer from October 1997 until May 1998, Executive Vice President from May 1997 to October 1997, Vice President-Sales and Marketing from 1992 to May 1997, after serving as Director of Sales since joining the Company in November 1989. Mr. Jones currently serves as a director of Baylor Scott & White Medical Center - McKinney. Mr. Jones was selected as a nominee to serve as a director of the Company due to his depth of knowledge of the Company, including its strategies, operations, supply sources and markets, his extensive knowledge of the building wire industry and his past and present positions with the Company.

Gina A Norris, age 61, New Director Nominee	Ms. Norris is Senior Vice President, Partner Relations at Matthews Southwest, a private real estate development company with offices in the U.S., Canada and UAE. She joined the company in 2013. Since 2016, Ms. Norris has served as an independent director of Texas Security Bankshares, Inc., a privately-held bank holding company based in Dallas, Texas. In 2019 she was elected Board Chair of the State Fair of Texas, a private nonprofit, where she has served on the board since 2008. From 2010 to 2012, Ms. Norris was president of Stratford Lending, an affiliate of Stratford Land, a private real estate investment fund based in Dallas, Texas. From 2000 to 2010, Ms. Norris served as Managing Director at Crow Holdings, a private investment company based in Dallas, Texas, where she was responsible for overseeing a portfolio of investments in real estate, industrial manufacturing and real estate-based operating businesses in the U.S. and Europe. Ms. Norris started her career in 1982, spending eighteen years at First Chicago and Bank One (with the combined banks becoming a predecessor bank of JP Morgan Chase) where she served as Managing Director / Corporate Banking, based in Dallas, Texas. She is a graduate of Western Illinois University and earned her M.B.A. from The University of Texas at Austin. Ms. Norris is a CFA charterholder and a member of the National Association of Corporate Directors. Ms. Norris was selected as nominee to serve as a director of the Company due to her board experience in the fields of banking, industrial manufacturing and real estate, serving on the boards of four privately-held companies and numerous nonprofit and civic entities in various positions including board chair, audit committee chair and compensation committee chair. Ms. Norris brings to the Board her qualifications as an audit committee financial expert as well as expertise in assisting portfolio companies in value enhancement, stakeholder alignment and strategic planning.

William R. Thomas, age 48, Director since May 2007.	Mr. Thomas is a private investor who invests in, and provides leadership for, organizations that create financial return, social impact or both. He also serves as a director of Capital Southwest Corporation, a credit-focused business development company that is an active capital provider to middle market companies. Mr. Thomas served at Capital Southwest as Vice President from July 2010 to September 2012, Assistant Vice President from July 2008 to July 2010, and Investment associate from July 2006 until July 2008. During this time, Mr. Thomas made, enhanced and monetized investments in stand-alone private companies and add-on opportunities, served on the boards of eleven private companies, and oversaw valuation and regulatory compliance. From 2004 to 2006, Mr. Thomas earned his M.B.A. from Harvard Business School. During a portion of his time at Harvard, he served as a consultant to private equity clients at Investor Group Services. From 1993 through 2004, Mr. Thomas served in the U.S. Air Force as a pilot in multiple aircraft and a leader in areas of training, safety, acquisition and logistics operations, achieving the rank of Major. He has served as President of the Thomas Heritage Foundation, a nonprofit grant-making corporation, since 2008. Mr. Thomas is recognized as a National Association of Corporate Directors (NACD) Board Leadership Fellow and graduated from the United States Air Force Academy. Mr. Thomas was selected as nominee to serve as a director of the Company due to his experience serving on the boards of eleven privately-held companies, one publicly-traded company and three nonprofit entities in various positions including treasurer, chairman, compliance officer, compensation committee chair and nominating and governance committee chair. Mr. Thomas brings to the Board his expertise in assisting portfolio companies in acquisition analysis, new product development planning and strategic planning.

Scott D. Weaver, age 61, Director since May 2002.	Mr. Weaver served as a director of Western Refining, Inc., a public refining and marketing company located in El Paso, Texas from 2005 until it was sold in June 2017. Mr. Weaver served as Vice President of Western Refining from December 2007 until December 2016. From August 2009 to January 2010, Mr. Weaver served as interim Treasurer of Western Refining. From August 2005 to December 2007, Mr. Weaver served as Chief Administrative Officer of Western Refining and from June 2000 to August 2005, Mr. Weaver served as Chief Financial Officer of Western Refining. From 1993 until June 2000, Mr. Weaver was the Vice President-Finance, Treasurer and Secretary of Encore Wire. Mr. Weaver also served on the board of managers of Western Refining Logistics GP, LLC, the general partner of Western Refining Logistics, L.P., a publicly-traded master limited partnership with logistics operations in the oil and gas industry until June 2017, and he served on the board of managers of Northern Tier Energy GP LLC from 2013 until 2016. Mr. Weaver was selected as a nominee to serve as a director of the Company due to his valuable knowledge of the building wire industry and familiarity with the Company gained while serving as an officer of the Company and his extensive knowledge of finance and public accounting.

John H. Wilson, age 77, Director from 1989 until May 1993 and since May 1994 and Lead Independent Director since November 2014.	Mr. Wilson has been President of U.S. Equity Corporation, a venture capital firm, since 1983. Mr. Wilson was formerly a director of Capital Southwest Corporation. Mr. Wilson was selected as a nominee to serve as a director of the Company due to his extensive experience over 45 years serving as either an executive or an investor in numerous companies in industries ranging from banking, insurance, manufacturing, communications, health and transportation.

There are no family relationships between any of the nominees or between any of the nominees and any director or executive officer of the Company. Mr. Wilson was originally elected to the Board of Directors of the Company pursuant to the terms of an investment purchase agreement entered into in connection with the formation of the Company in 1989. The director election provisions of the agreement were terminated in connection with the Company’s initial public offering in 1992.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE NOMINEES SET FORTH ABOVE.

CORPORATE GOVERNANCE AND OTHER BOARD MATTERS
Board Independence
The Board has determined that each of the following directors and director nominees is “independent” as defined by Rule 5605(a)(2) of the listing standards of the NASDAQ Stock Market (“NASDAQ”):
Gregory J. Fisher
Gina A. Norris
William R. Thomas
Scott D. Weaver
John H. Wilson
The Board has determined that each of the current members of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee of the Board of Directors is “independent” within the rules set forth in the listing standards of NASDAQ. In assessing the director independence standards, the Board considered that Scott Weaver was employed by the Company from 1993 until June 2000. The Board concluded, based on all the facts and circumstances, that this past relationship with the Company does not affect Mr. Weaver’s independence as a director under NASDAQ’s independence definition.
Board Structure and Committee Composition
As of the date of this proxy statement, the Board has five directors. As previously disclosed, Donald E. Courtney, a director on the Company’s Board passed away on March 8, 2020. As announced on February 18, 2020, Mr. Courtney had previously notified the Company that he was retiring and would not stand for re-election at the Company’s 2020 annual meeting of stockholders. The Company anticipates that the Board seat that is vacant as a result of Mr. Courtney’s passing will remain vacant until the Company’s 2020 annual meeting of stockholders. The Board has the following three committees: Audit Committee, Nominating and Corporate Governance Committee, and Compensation Committee. The membership and function of each committee is described below. The Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee each operate under a written charter adopted by the Board of Directors. A current copy of each charter is available under the “Investors” section of the Company’s website at www.encorewire.com.
During the Company’s calendar year ended December 31, 2019, the Board of Directors held a total of four meetings. Each director attended all of such meetings held during the period in which such director served. Each director attended all of the meetings held by all committees on which such director served. Directors are encouraged to attend annual meetings of the stockholders of the Company. All of the Company’s directors attended the 2019 annual meeting of the stockholders of the Company.
Board Leadership Structure
The Board of Directors does not have a formal policy with respect to whether the Chief Executive Officer should also serve as Chairman of the Board. The Board makes this decision based on its evaluation of the circumstances in existence and the specific needs of the Company and the Board at any time it is considering either or both roles. In November 2014, the Board of Directors unanimously elected Daniel L. Jones, the current Chief Executive Officer of the Company, as Chairman of the Board. In connection with this appointment, the Board of Directors created the position of Lead Independent Director of the Board and appointed John H. Wilson to such position, effective as of the same date. The appointment of a Lead Independent Director ensures that the Company benefits from effective oversight of the independent directors of the Board.
The Board believes that its current Board leadership structure is appropriate for the Company, because it gives the Company’s stockholders the benefit of Board leadership by Mr. Jones, an executive with extensive day-to-day knowledge of the Company’s operations, strategic plan execution and future needs, promotes strategy development and execution and facilitates information flow between management and the Board of Directors, which are essential to effective governance. The Board continually evaluates the Company’s leadership structure and could in the future decide to separate the Chairman and Chief Executive Officer positions, if it understands that doing so would serve the best interests of the Company and the Company’s stockholders.
Lead Independent Director
John H. Wilson was elected by the independent members of the Board to serve as the Lead Independent Director in November 2014. The Board adopted a Lead Independent Director Charter that sets forth the powers and responsibilities of the Lead Independent Director. The Lead Independent Director position responsibilities currently include presiding at all meetings of the Board at which the Chairman is not present; serving as the principal liaison between the Chairman and the independent members of the Board; approving all information sent to the Board; approving meeting agendas for the Board; approving the frequency of Board meetings and Board meeting schedules; calling meetings of the independent members of the Board when necessary; being available for consultation and direct communication with major stockholders upon request; overseeing the development, recommendation and implementation of a process for the assessment of the effectiveness of the Board, each committee and the Board members; and such other responsibilities as the Board delegates. In performing these responsibilities, the Lead Independent Director is expected to consult with the chairpersons of other Board committees as appropriate and solicit their participation in order to avoid the appearance of diluting the authority or responsibility of the Board committees and their chairpersons.
Risk Oversight
The Board of Directors oversees the Company’s risk management, satisfying itself that the Company’s risk management practices are consistent with its corporate strategy and are functioning appropriately. The Board does not have a separate risk committee, but instead believes that the entire Board is responsible for overseeing the Company’s risk management.
The Board conducts certain risk oversight activities through its committees. The Audit Committee oversees the Company’s compliance risk, including reviewing reports of the Company’s compliance with the Sarbanes-Oxley Act. The Nominating and Corporate Governance Committee’s role in risk oversight includes recommending director candidates who have appropriate experience that will enable them to provide competent oversight of the Company’s material risks. The Compensation Committee monitors the risks to which the Company’s compensation policies and practices could subject the Company.
The Board helps ensure that management is properly focused on risk by, among other things, reviewing and discussing the performance of senior management and conducting succession planning for key leadership positions at the Company. The Board also takes an active role in monitoring cyber security risks and is committed to the prevention, timely detection, and mitigation of the effects of any such incidents on the Company. In addition to regular reports from each of the Board’s committees, the Board receives regular reports from the Company’s management on the Company’s material risks and the degree of its exposure to those risks.
Audit Committee
The current members of the Audit Committee are Scott D. Weaver (Chairman), Gregory J. Fisher and John H. Wilson, each of whom meets the independence requirements of the applicable NASDAQ and Securities and Exchange Commission (“SEC”) rules. The same individuals served as members of the Audit Committee during 2019. The Audit Committee met four times during 2019. The role of the Audit Committee is to review, with the Company’s auditors, the scope of the audit procedures to be applied in the conduct of the annual audit as well as the results of the annual audit. The Audit Committee works closely with management as well as the Company’s independent auditors. A current copy of the Audit Committee Charter is available under the “Investors” section of the Company’s website at www.encorewire.com.
The Board has determined that Scott D. Weaver, Gregory J. Fisher and John H. Wilson are the “audit committee financial experts” of the Company, as defined in the rules established by the NASDAQ and the SEC.
Nominating and Corporate Governance Committee
The current members of the Nominating and Corporate Governance Committee are Gregory J. Fisher (Chairman), John H. Wilson, William R. Thomas and Scott D. Weaver. The same individuals served as members of the Nominating and Corporate Governance Committee during 2019, along with Donald E. Courtney. As previously disclosed, Mr. Courtney notified the Company in February 2020 that he was retiring and would not stand for re-election at the annual meeting of stockholders. As a result, he was not re-appointed to the Nominating and Corporate Governance Committee this year. As subsequently disclosed, Mr. Courtney passed away on March 8, 2020. The Nominating and Corporate Governance Committee met once in 2019. The Nominating and Corporate Governance Committee assists the Board by identifying individuals qualified to become Board members, advises the Board concerning Board membership, leads the Board in an annual review of Board performance, and recommends director nominees to the Board. The Nominating and Corporate Governance Committee also periodically assesses each director’s compliance with the Company’s stock ownership guidelines. A current copy of the Nominating and Corporate Governance Committee Charter is available under the “Investors” section of the Company’s website at www.encorewire.com.
Compensation Committee
The current members of the Compensation Committee are John H. Wilson (Chairman), Scott D. Weaver, Gregory J. Fisher and William R. Thomas. The same individuals served as members of the Compensation Committee during 2019, along with Donald E. Courtney. As previously disclosed, Mr. Courtney notified the Company in February 2020 that he was retiring and would not stand for re-election at the annual meeting of stockholders. As a result, he was not re-appointed to the Compensation Committee this year. As subsequently disclosed, Mr. Courtney passed away on March 8, 2020. The Compensation Committee met three times during 2019. The role of the Compensation Committee is to review the performance of officers, including those officers who are also members of the Board, and to set their compensation. The Compensation Committee also periodically assesses each executive officer’s compliance with the Company’s stock ownership guidelines and supervises and administers all compensation and benefit policies, practices and plans of the Company. On February 18, 2019, the Board dissolved the Stock Option Committee and the Compensation Committee resumed all duties previously delegated to the Stock Option Committee, including administering the 2010 Stock Option Plan. The Board dissolved the Stock Option Committee because, following the effectiveness of the Tax Cuts and Jobs Act on December 22, 2017, Section 162(m) of the internal revenue code repealed the exception to the $1 million deduction limitation for grants of certain performance-based compensation. As a result, the Stock Option Committee was no longer necessary to administer the 2010 Stock Option Plan. A current copy of the Compensation Committee Charter is available under the “Investors” section of the Company’s website at www.encorewire.com.
Consideration of Director Nominees
Stockholder nominees
The policy of the Nominating and Corporate Governance Committee is to consider properly submitted nominations for candidates for membership on the Board, as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Nominating and Corporate Governance Committee shall address the membership criteria as described below in “Director Qualifications.” Any stockholder director nomination proposed for consideration by the Nominating and Corporate Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:
Nominating and Corporate Governance Committee
c/o Corporate Secretary
Encore Wire Corporation
1329 Millwood Road
McKinney, Texas 75069
Director Qualifications
The Board has adopted criteria that apply to nominees recommended by the Nominating and Corporate Governance Committee for a position on the Board. Among the qualifications provided by the criteria, nominees must be of the highest ethical character and share the values of the Company. Nominees must have reputations consistent with that of the Company and should be highly accomplished in their respective fields, possessing superior credentials and recognition. Nominees should also be active or former senior executive officers of public or significant private companies or leaders in their industry. Experience in the electrical wire and cable industry is not mandatory but is considered by the Board among the criteria for selection as a nominee. Nominees should also have the demonstrated ability to exercise sound business judgment.
Identifying and Evaluating Nominees for Directors
The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for director. Upon the need to add a new director or fill a vacancy on the Board, the Nominating and Corporate Governance Committee will consider prospective candidates. Candidates for director may come to the attention of the Nominating and Corporate Governance Committee through current Board members, professional search firms, stockholders, or other persons as provided by the Charter of the Nominating and Corporate Governance Committee. As described above, the Nominating and Corporate Governance Committee considers properly submitted stockholder nominations for candidates to the Board. Following verification of stockholder status of persons proposing candidates, recommendations are aggregated and considered by the Nominating and Corporate Governance Committee along with the other recommendations. In evaluating such nominations, the Nominating and Corporate Governance Committee shall address the membership criteria as described above in “Director Qualifications,” which seeks to achieve a balance of knowledge, experience, and expertise on the Board.
Diversity
The Board values the varied personal and professional backgrounds, perspective and experience as an important factor when identifying nominees for director. The Board focuses on selecting the best candidates and endeavors to see that its membership, as a whole, possesses a diverse range of talents, expertise and backgrounds and represents diverse experiences at the policy-making levels of significant financial, industrial or commercial enterprises. In evaluating the suitability of individual Board members, our Board considers many factors, including general understanding of management, operations, manufacturing, finance, and other disciplines relevant to the success of the Company in today’s business environment; understanding of the wire industry; educational and professional background; personal accomplishment; and gender, age, and ethnic diversity. Although the Board has not adopted a policy with respect to the consideration of diversity in identifying director nominees, the Board continues to actively seek highly qualified women and individuals from minority groups to include in the pool from which new candidates are selected. The Board has identified Gina A. Norris as a highly qualified candidate who is a woman and nominated her for election at the 2020 annual meeting of stockholders of the Company. The Board’s continued objective is to recommend a group that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound judgment using its diversity of experience and perspectives.

Stockholder Communications with the Board
The Board provides a process for stockholders of the Company to send written communications to the entire Board. Stockholders of the Company may send written communications to the Board of Directors c/o Corporate Secretary, Encore Wire Corporation, 1329

Millwood Road, McKinney, Texas 75069. All communications will be compiled by the Corporate Secretary of the Company and submitted to the Board on a periodic basis.
Report of the Audit Committee
To the Stockholders of Encore Wire Corporation:
The Audit Committee of the Board of Directors oversees the Company’s financial reporting process on behalf of the Board of Directors.
Management has the primary responsibility for the financial reporting process, including the Company’s system of internal controls and the preparation of the Company’s financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors are responsible for auditing those financial statements. The Audit Committee’s responsibility is to monitor and review these processes.
It is not the Audit Committee’s duty or responsibility to conduct auditing or accounting reviews or procedures. Members of the Audit Committee are not employees of the Company and may not represent themselves to be or to serve as accountants or auditors of the Company. As a result, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the Company’s financial statements.
In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Company’s annual report referred to below, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.
The Audit Committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission. The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditor’s independence.
The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the considerations and discussions with management and the independent auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent accountants are in fact “independent.”
The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audits. The Audit Committee has met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting. In addition, the Audit Committee met with management during the year to review the Company’s Sarbanes-Oxley Section 404 compliance efforts related to internal controls over financial reporting. The Audit Committee held four meetings during 2019.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended the selection of Ernst & Young LLP as the Company’s independent auditors.
AUDIT COMMITTEE
Scott D. Weaver, Chairman
John H. Wilson
Gregory J. Fisher
The above report of the Audit Committee and the information disclosed above related to Audit Committee independence under the heading “Board Independence” shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or to the liabilities of Section 18 of the Exchange Act, and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Exchange Act or under the Securities Act of 1933, as amended (the “Securities Act”).
Code of Business Conduct and Ethics
In connection with the Company’s long-standing commitment to conduct its business in compliance with applicable laws and regulations and in accordance with its ethical principles, the Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all employees, officers, directors, and advisors of the Company. The Code of Business Conduct and Ethics of the Company is available under the “Investors” section of the Company’s website at www.encorewire.com and is incorporated herein by reference.
Environmental, Social and Governance
The Company is committed to operating all aspects of its business with integrity, contributing to our local community in a variety of ways, promoting a culture of diversity and inclusion, and using our natural resources thoughtfully and responsibly. During 2020, we will provide updates on our initiatives and activities in the environmental, social responsibility and governance aspects of our business under the “Investors” section of the Company’s website at www.encorewire.com, which provides information on our policies, social impact and environmental programs, as well as our sustainability efforts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS
AND NAMED EXECUTIVE OFFICERS
The following table sets forth, as of March 19, 2020, the beneficial ownership of Common Stock of the Company (the only equity securities of the Company presently outstanding) by (i) each director and nominee for director of the Company, (ii) the named executive officers listed in the Summary Compensation Table elsewhere in this proxy statement, (iii) all directors and named executive officers of the Company as a group and (iv) each person who was known to the Company to be the beneficial owner of more than five percent of the outstanding shares of Common Stock.

	Common Stock
	Beneficially Owned (1)
Name	Number of Shares		Percent of Class
Directors and Nominees for Director
Gregory J. Fisher	7,500		*
Daniel L. Jones	522,120	(2)	2.52%
Gina A. Norris	0		*
William R. Thomas	7,500		*
Scott D. Weaver	23,000		*
John H. Wilson	8,000		*
Named Executive Officers (excluding directors and nominees named above)
Frank J. Bilban	74,077	(3)	*
Executive Officers (excluding directors and nominees named above)
Bret J. Eckert	25,000	(4)	*
All Directors, Named Executive Officers and Executive Officers as a group (8 persons)	667,197	(5)	3.21%

Beneficial Owners of More than 5% (excluding persons named above)

BlackRock Inc. 40 East 52nd Street New York, NY 10022	3,169,388	(6)	15.37%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	2,105,112	(7)	10.21%

Dimensional Fund Advisors LP Palisades West, Building One, 6300 Bee Cave Road Austin, TX 78746	1,740,495	(8)	8.44%

Victory Capital Management Inc. 4900 Tiedeman Rd. 4th Floor Brooklyn, OH 44144	1,065,402	(9)	5.17%

* Less than one percent.
(1) Except as otherwise indicated, each stockholder named in the table has sole voting and investment power with respect to all shares of Common Stock indicated as being beneficially owned by such stockholder.
(2) Includes 120,000 shares of Common Stock underlying stock options that are exercisable within 60 days, 5,542 shares held in Mr. Jones's account under the Company's 401(k) Plan, 10,125 shares of Common Stock owned by Mr. Jones’s spouse and 337 shares owned by Mr. Jones’s son. Mr. Jones disclaims beneficial ownership of the shares owned by his spouse and his son.
(3) Includes 46,000 shares of Common Stock underlying stock options that are exercisable within 60 days and 1,264 shares held in Mr. Bilban's account under the Company's 401(k) Plan. On December 31, 2019, Mr. Bilban ceased to be a named executed officer of the Company. Mr. Bilban’s beneficial ownership of shares of Common Stock is included in this table because he was the Chief Financial Officer of the Company during the year ended December 31, 2019.
(4) Mr. Eckert was appointed the Chief Financial Officer of the Company effective January 1, 2020.
(5) Includes an aggregate of 166,000 shares of Common Stock that directors and named executive officers have the right to acquire within 60 days pursuant to the exercise of stock options.

(6) As reported in Amendment No. 11 to Schedule 13G filed by BlackRock, Inc. (“BlackRock”) on February 4, 2020 with the SEC. BlackRock has sole power to vote or to direct the vote of 3,117,178 shares of common stock and sole power to dispose or to direct the disposition of all of such shares of Common Stock
(7) As reported in Amendment No. 6 to Schedule 13G filed by The Vanguard Group, Inc. (“Vanguard Group”) on January 9, 2020 with the SEC. Vanguard Group holds sole voting power with respect to only 20,313 of such shares and shares dispositive power with respect to 21,056 of such shares. Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of Vanguard Group, is the beneficial owner of 17,056 of such shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of Vanguard Group, is the beneficial owner of 7,257 shares as a result of its serving as investment manager of Australian investment offerings.
(8) As reported in Amendment No. 8 to Schedule 13G filed by Dimensional Fund Advisors LP (“Dimensional”) on February 12, 2020 with the SEC. Dimensional has sole power to vote or to direct the vote of 1,686,027 shares of common stock and sole power to dispose or to direct the disposition of all of such shares of Common Stock. Dimensional, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In certain cases, subsidiaries of Dimensional may act as an adviser or sub-adviser to certain Funds. In its role as investment advisor, sub-advisor and/or manager, neither Dimensional nor its subsidiaries possess voting and/or investment power over the securities owned by the Funds and may be deemed to be the beneficial owner of such shares. However, all shares reported by Dimensional are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.
(9) As reported in Amendment No. 2 to Schedule 13G filed by Victory Capital Management Inc. (“Victory”) on January 30, 2020. Victory holds sole voting power with respect to only 1,050,652 of such shares but holds sole dispositive power with respect to all of such shares.
EXECUTIVE COMPENSATION
Compensation Discussion & Analysis
This Compensation Discussion and Analysis section addresses the following topics: (i) the members and role of the Company’s Compensation Committee; (ii) our compensation-setting process; (iii) our compensation philosophy; (iv) the components of our executive officer compensation program; and (v) our decisions for compensation earned by the Company’s named executive officers in 2019.
The Board of Directors has determined that Daniel L. Jones, Chairman, President and Chief Executive Officer of the Company, and Frank J. Bilban, Vice President—Finance and Chief Financial Officer of the Company, were the Company’s only named executive officers for the year ended December 31, 2019. Mr. Bilban ceased to be a named executed officer of the Company on December 31, 2019. Throughout this proxy statement, Mr. Jones and Mr. Bilban are referred to as the “named executive officers.” In this “Compensation Discussion and Analysis” section, the terms, “we,” “our,” “us,” and the “Committee” refer to the Compensation Committee.
The Compensation Committee
Committee Members and Independence
John H. Wilson (Chairman), Scott D. Weaver, Gregory J. Fisher, and William R. Thomas are the current members of the Compensation Committee. Each member of the Compensation Committee qualifies as an independent director under NASDAQ listing standards.

Role of the Compensation Committee
The Compensation Committee administers the compensation program for the officers and certain key employees of the Company and makes all related decisions. The Compensation Committee also administers the Company’s compensation and benefit policies, practices and plans of the Company, including supervising and administering the 2010 Stock Option Plan. On February 18, 2019, the Board dissolved the Stock Option Committee and the Compensation Committee resumed all duties previously delegated to the Stock Option Committee, including administering the 2010 Stock Option Plan. The Board dissolved the Stock Option Committee because, following the effectiveness of the Tax Cuts and Jobs Act on December 22, 2017, Section 162(m) of the internal revenue code repealed the exception to the $1 million deduction limitation for grants of certain performance-based compensation. As a result, the Stock Option Committee was no longer necessary to administer the 2010 Stock Option Plan. The Compensation Committee ensures that the total compensation paid to the officers is fair, reasonable and competitive. The Compensation Committee did not retain compensation advisors with respect to compensation earned during 2019, nor has it done so in the past. The Compensation Committee operates under a written charter adopted by the Board. The charter is available under the “Investors” section of the Company’s website at www.encorewire.com. The fundamental responsibilities of the Compensation Committee are:
•  to review at least annually the goals and objectives and the structure of the Company’s plans for officer compensation, incentive compensation, equity-based compensation, and its general compensation plans and employee benefit plans (including retirement and health insurance plans);
• to evaluate annually the performance of the Chief Executive Officer in light of the goals and objectives of the Company’s compensation plans, and to determine his compensation level based on this evaluation;
•  to review annually and determine the compensation level of all officers and certain key employees of the Company, in light of the goals and objectives of the Company’s compensation plans;
• in consultation with the Chief Executive Officer, to oversee the annual evaluation of management of the Company, including other officers and key employees of the Company; and
• to review, recommend to the Board, and administer all equity-based compensation plans.
Committee Meetings
The Compensation Committee meets as often as necessary to perform its duties and responsibilities. The Compensation Committee held three meetings during 2019. We typically meet with the Chief Executive Officer and the Chief Financial Officer. We also meet in executive session without management.
The Compensation-Setting Process
We meet in executive session each year to evaluate the performance of the officers and certain key employees of the Company, to determine their incentive bonuses for the prior year, to set their base salaries for the next calendar year, and to consider and approve any grants to them of equity incentive compensation.
Although many compensation decisions are made in the fourth quarter, our compensation planning process continues throughout the year. Compensation decisions are designed to promote our fundamental business objectives and strategy. Business and succession planning, evaluation of management performance and consideration of the business environment are year-round processes.
Management plays a significant role in the compensation-setting process. The most significant aspects of management’s role are:
• evaluating employee performance; and
•  recommending salary levels, bonus awards and stock option awards.
The Chief Executive Officer and Chief Financial Officer also participate in Compensation Committee meetings at the Committee’s request to provide:
•  background information regarding the Company’s strategic objectives;
•  detailed background information regarding the accomplishments of the Company and management;
•  their evaluation of the performance of the other officers and key employees; and
•  compensation recommendations as to the other officers.
Compensation Philosophy
The Company believes in rewarding officers based on individual performance as well as aligning the officers’ interests with those of the stockholders with the ultimate objective of improving stockholder value. To that end, the Compensation Committee believes officer compensation packages provided by the Company to its officers should include both cash and stock-based compensation that reward performance.
The Compensation Committee seeks to achieve the following goals with the Company’s officer compensation programs: to attract, retain and motivate officers and to reward them for value creation. The individual judgments made by the Compensation Committee are somewhat subjective and are based largely on the Compensation Committee’s perception of each officer’s contribution to both past performance and the long-term growth potential of the Company. These judgments start with an evaluation of the Company's overall performance and are then paired with five basic criteria of that individual's performance that are used to compare their performance to that of their peers. The Compensation Committee chose this approach to reward individuals who have both contributed to the Company’s overall success and performed well compared to their peers, while not rewarding poor performance.  The Compensation Committee does not establish specific performance targets for officers to avoid any incentive for officers to behave in a self-interested manner or a manner otherwise detrimental to the Company to achieve such targets.  The Compensation Committee believes that this approach promotes teamwork and aligns with the long-term interests of the stockholders.
At the core of our compensation philosophy is our guiding belief that pay should be linked to performance, and several factors underscore that philosophy. Performance is measured both from the macro level of Company earnings and performance, and the micro level of the specific officers’ performance. A substantial portion of officer compensation is determined by each officer’s contribution to the Company’s profitability and performance based largely on a review of each officer’s performance of his or her specific duties and responsibilities that the Chief Executive Officer conducts with the Compensation Committee. We do not have any employment, severance or change-in-control agreements with any of our officers. We do not believe it would be consistent with our compensation philosophy to award discounted stock options, reload stock options or re-price stock options.
The Compensation Committee believes that total compensation and accountability should increase with position and responsibility. Consistent with this philosophy, total compensation is higher for individuals with greater responsibility and greater ability to influence the Company’s targeted results and strategic initiatives. As position and responsibility increases, a greater portion of the officer’s total compensation is performance-based pay.
In addition, our compensation methods focus management on achieving strong annual performance in a manner that supports and encourages the Company’s long-term success and profitability. Our bonus payouts are highly variable based on Company and individual performance. We believe that stock options issued under the 2010 Stock Option Plan and stock grants create long-term incentives that align the interests of management with the interests of long-term stockholders. Further, the Company’s stock ownership guidelines encourage our executive officers to focus on the long-term interests of the Company’s stockholders. Finally, while the Company’s overall compensation levels must be sufficiently competitive to attract and retain talented leaders, we believe that compensation should be set at responsible levels.
2019 Compensation
This section describes the compensation decisions that the Compensation Committee made with respect to the named executive officers for 2019.
Executive Summary
In 2019 and in the first quarter of 2020, we continued to apply the compensation principles described above in determining the compensation of our named executive officers. In summary, the compensation decisions made for 2019 for the named executive officers were as follows:
• We raised the base salary for Mr. Jones from $850,000 for fiscal year 2018 to $925,000 for fiscal year 2019 and the base salary for Mr. Bilban from $410,000 for fiscal year 2018 to $440,000 for fiscal year 2019;
• We awarded cash incentive bonus payments to the named executive officers in the amount of $1,150,000 to Mr. Jones and $600,000 to Mr. Bilban in the first quarter of 2020 as compensation for performance in fiscal year 2019; and
•  We granted 15,000 shares of restricted stock subject to vesting to Mr. Jones and 2,000 shares of unrestricted stock to Frank J. Bilban in the first quarter of 2020 as compensation for performance in fiscal year 2019.
In setting compensation policies and making compensation decisions for the named executive officers, we do not use specific formula-driven plans. We do, however, consider a number of factors, including the Company’s overall performance in terms of revenue, profitability, market share and cost containment among others. We take into account the overall economic and industry specific environments that management faces in any given period. We also heavily weigh the individual’s personal performance and how such individual contributed to the success of the rest of the management team. We discuss the performance of the Company and members of the executive staff with the Chief Executive Officer at quarterly Board meetings and at other appropriate points throughout the year. Many of the officers make presentations at quarterly Board meetings, enabling the Board to discuss that officer’s area of functional responsibility and performance personally. Our two named executive officers participate in all Board meetings. While the final amount of any compensation paid to the named executive officers is somewhat discretionary, based on our business judgment, and is not generated or calculated by reference to any particular formula or performance target, it is based on our assessment of their performance in managing the Company and performing their specific duties. We believe this methodology is superior to other more formula-based calculations that can lead to executives focusing on short-term and personal performance to the detriment of the Company’s team-oriented performance.
Compensation Components.
As described in more detail below, the three main components that we use to compensate and incentivize the named executive officers are base salary, cash incentive bonuses and stock awards. The named executive officers have no employment, severance or change-in-control agreements with the Company.
Base Salary. In determining base salaries, we consider each named executive officer’s qualifications and experience, scope of responsibilities, the goals and objectives established for the executive, the executive’s past performance, internal pay equity, the tax deductibility of base salary and cash incentive payments and the extent to which the Company’s earnings were affected by the executive’s actions. We must also consider the Company’s past performance and the general economic climate and more specifically the industry climate in which the Company operates and competes in determining whether salary increases are appropriate in that context.
The Company competes in an industry consisting primarily of private companies or public companies with divisions or subsidiaries that compete with the Company. Because of the lack of directly comparable salary information with producers of electric building wire, we also periodically refer to surveys of salary data with respect to executives in comparable positions at comparable companies. To set salary levels for 2019 for our named executive officers, we referred to the Institutional Shareholder Services “ISS” national salary survey gathered from all public companies’ proxy data in the United States. That information is then broken down to manufacturing and industrial companies with annual revenue between $750 million and $2.25 billion and over 500 employees (the “Comparison Group”). The survey reported 267 salaries in the Comparison Group for CEOs and 266 salaries in the Comparison Group for CFOs.
We have historically kept our base salaries at reasonable levels while trying to incentivize our executives with strong bonus and stock award programs that allow the executives to have significant upside when the Company performs well. To that end, the relative amounts of the base salary and bonus of our executives are set at levels so that a significant portion of the total compensation that such executive can earn is performance-based pay. Base salary is largely determined based on the methodology described above in concert with data from salary surveys.
Cash Incentive. Cash incentive bonus payments are determined as described above, based primarily on each named executive officer’s contribution to the Company’s performance of key objectives and profitability over the previous calendar year. The Company makes its cash incentive bonus payments, if any, during the first quarter of the year following the applicable calendar year. The Committee believes that profitability is one of the most useful measures of management’s effectiveness in creating value for the stockholders of the Company. We employ the methodology described above in concert with data from salary surveys in determining the amount of cash incentive bonus awards.
Equity Incentive. The Company’s named executive officers were eligible to receive stock options granted under the 2010 Stock Option Plan, as more fully described in Note 6 to the Financial Statements of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and incorporated herein by reference which expired in accordance with its terms on February 15, 2020. The Company granted all stock options under the 2010 Stock Option Plan with an exercise price that is at the fair market value of the Company’s Common Stock as of the date of grant. The exercise price for stock option grants is determined by reference to the closing price per share on NASDAQ at the close of business on the date of grant. Other than the 2010 Stock Option Plan, as of December 31, 2019, the Company had not adopted any other equity incentive plans in which the named executive officers or directors may participate.
Prior to the dissolution of the Stock Option Committee in 2019, option awards under the 2010 Stock Option Plan were made at regular or special Stock Option Committee meetings and the effective date for each stock option grant was set by the Stock Option Committee. Following the dissolution of the Stock Option Committee and going forward, the Compensation Committee makes option awards at regular or special meetings of the Compensation Committee and sets the effective date at such meetings. The Company also made grants of equity incentive awards, including grants of unrestricted stock and restricted stock subject to vesting, at the discretion of the Compensation Committee.
In determining the number of options or unrestricted or restricted stock to be granted to officers and the frequency of option and unrestricted or restricted stock grants, the Compensation Committee and Stock Option Committee have taken into account the individual’s position, scope of responsibility, ability to affect profitability, the individual’s performance and the value of stock awards in relation to other elements of total compensation. In addition, since the Company believes that profitability is the most useful measure of management’s effectiveness in creating value for the stockholders, the Company’s profitability over the prior calendar year is also taken into account when determining the number of options or shares of unrestricted or restricted stock to be granted to officers.

Analysis
The Compensation Committee increased the base salary for Mr. Jones from $850,000 for fiscal year 2018 to $925,000 for fiscal year 2019. In making this decision with respect to Mr. Jones’s 2019 salary level, the Committee considered the following:
•  Mr. Jones is a veteran executive in the wire industry and performed extremely well in leading the Company over the past several years, including in 2018 in which the Company believes it gained market share, produced very strong earnings and added strength to a solid balance sheet. In addition, Mr. Jones has successfully led the Company to continue to significantly expand its product offerings and / or its current products by managing the upgrades and capacity improvements throughout the plants.
•  Mr. Jones performed his primary business objectives well for 2018 which were to manage the Company’s operations in a cost effective manner, manage the independent sales force to produce as much sales volume as possible while balancing the Board’s preference for profit versus volume, manage customer relationships, seek ways to expand the Company’s product offerings, help to ensure that the Company complies with regulatory requirements and meets related deadlines, manage risk and protect the Company’s strong balance sheet and produce as much earnings as reasonably possible given the industry environment.
•  Mr. Jones’s base salary was increased to $925,000 effective January 1, 2019, and this amount was in the third quartile of the Chief Executive Officers of companies in the Comparison Group in the 2018 ISS compensation survey. However, compared to the total compensation (including all cash, stock and other compensation) of CEOs in the ISS survey, Mr. Jones was in the first (lowest) quartile.
• The economic climate in general and in the construction and building wire industries at that time.
The Compensation Committee increased the base salary for Mr. Bilban from $410,000 for fiscal year 2018 to $440,000 for fiscal year 2019. In setting Mr. Bilban’s base salary for 2019, the Committee considered the following:
• Mr. Bilban is a veteran executive in the wire industry and performed extremely well in leading the Company over the past several years, including in 2018 in which the Company believes it gained market share, produced very strong earnings and added strength to a solid balance sheet. In addition, Mr. Bilban successfully assisted Mr. Jones in leading the Company to continue to significantly expand its product offerings and its current products by managing the upgrades and capacity improvements throughout the plants.
• Mr. Bilban performed his primary business objectives well for 2018 which were to assist Mr. Jones in managing the Company’s operations in a cost effective manner, provide Mr. Jones and the Board with accurate and timely financial data and analysis, help to ensure that the Company complies with regulatory requirements and meets related deadlines, manage the Company’s treasury function, manage risk and protect the Company’s strong balance sheet and assist Mr. Jones in managing the Company in an effort to maximize the Company’s earnings as much as reasonably possible given the industry environment.
• Mr. Bilban’s base salary was increased to $440,000 effective January 1, 2019, and this amount was in the second quartile of the Chief Financial Officers of companies in the Comparison Group in the 2018 ISS compensation survey. Compared to the total compensation (including all cash, stock and other compensation) of CFOs in the ISS survey, Mr. Bilban remained in the second quartile.
• The economic climate in general and in the construction and building wire industries at that time.
The Committee determined to increase base salaries for 2019 for Mr. Jones and Mr. Bilban based on their solid performance during 2018. The Committee recognized that the named executive officers had performed very well versus the rest of the industry, and that the Company’s earnings and prospects had done very well in 2018. With the efforts of Mr. Jones and Mr. Bilban, the Company’s earnings increased on a year over year basis. The Committee also took into account that the salaries of the named executives had not been increased the prior year.
In determining cash incentive (bonus) payments at the end of 2019 that were paid to the named executive officers in the first quarter of 2020, the Committee considered the Company’s performance during 2019. In addition, the Committee considered the success of the named executive officers managing the upgrades and capacity improvements throughout the plants. Under the leadership of Mr. Jones and Mr. Bilban, the Company had almost $1.3 billion in net sales, and the second highest earnings in the history of the Company. The Committee also considered that the named executive officers had a positive impact on growing the Company’s market share during 2019, while growing a solid balance sheet.
Recognizing Encore Wire’s strong performance in the construction and building wire industries and the other factors discussed above, the Committee awarded Mr. Jones and Mr. Bilban cash bonuses of $1,150,000 and $600,000, respectively, in the first quarter of 2020.
The Compensation Committee granted shares of restricted stock subject to vesting to Mr. Jones and shares of unrestricted stock to Mr. Bilban in January 2020, at which time the Committee granted 15,000 shares of restricted stock subject to vesting to Mr. Jones and

2,000 shares of unrestricted to Mr. Bilban. The Compensation Committee intends to continue to create long-term incentives for Mr. Jones to maintain his alignment with the interests of long-term stockholders. As previously disclosed, Mr. Bilban retired as the Chief Financial Officer of the Company effective December 31, 2019. He was succeeded as Chief Financial Officer by Bret J. Eckert, effective January 1, 2020. The Company intends to create long-term incentives for Mr. Eckert to cultivate alignment with the interests of long-term stockholders. In furtherance of this objective, the Company granted Mr. Eckert 20,000 shares of restricted stock subject to vesting in September 2019 in connection with the beginning of his employment with the Company in the capacity of Vice President – Finance and 5,000 shares of restricted stock subject to vesting in January 2020.
Director and Executive Officer Stock Ownership Guidelines
In February 2015, the Board of Directors adopted the Director and Executive Officer Stock Ownership Guidelines for the Company’s directors and executive officers. The purpose of the stock ownership guidelines is for the Company’s directors and executive officers to display confidence in the Company through ownership of a significant amount of stock and to further align their interests with those of the Company’s stockholders. Each director and executive officer is required to hold the number of shares of the Company’s common stock valued at a multiple of such person’s annual cash retainer or annual base salary, as the case may be, in the amounts listed below:

Position	Multiple of Annual Cash Retainer or Annual Base Salary
Non-Employee Director	3x
Chief Executive Officer	3x
Other Executive Officers	2x
The stock ownership guidelines provide that each director and executive officer has five (5) years from becoming a member of the Board or election as an executive officer, as the case may be, and (b) February 23, 2015 to accumulate sufficient equity and achieve the ownership required by these guidelines, after which time the Board has discretion to address situations where a director or executive officer has not maintained the ownership required by these guidelines. Following February 23, 2020, five (5) years from February 23, 2015, each director and executive officer must comply with the guideline within five (5) years of becoming a member of the Board or election as an executive officer, as the case may be.
The Nominating and Corporate Governance Committee will periodically assess each director’s compliance with the stock ownership guidelines, and the Compensation Committee will periodically assess each executive officer’s compliance with the stock ownership guidelines. For purposes of measuring compliance, all shares of common stock held by a director or executive officer shall be valued at the greater of (a) the purchase price of such shares and (b) the latest closing price of the common stock on the NASDAQ Global Select Market or other exchange on which the common stock may be subsequently listed. The Board may approve exceptions to these guidelines from time to time, as necessary or appropriate, in individual cases. A current copy of the Company’s Director and Executive Officer Stock Ownership Guidelines is available under the “Investors” section of the Company’s website at www.encorewire.com. As of March 19, 2020, all of the Company’s directors and executive officers own the requisite amount of the Company’s common stock to meet the requirements of the Company’s stock ownership guidelines.
Perquisites and Other Personal Benefits Compensation
The Company provides named executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for senior management positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. The amounts shown in the Summary Compensation Table under the heading “Other Compensation” represent the value of Company matching contributions to the named executive officers’ 401(k) accounts, the value of certain life insurance benefits and the cost of vehicle leases and country club memberships to the Company. The named executive officers did not receive any other perquisites or other personal benefits or property.
Accounting for Stock-Based Compensation
The Company accounts for stock-based payments, including its 2010 Stock Option Plan, in accordance with the requirements of FASB ASC Topic 718 (formerly known as FASB Statement 123(R)).
Tax Deductibility
Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that the Company may deduct in any one year with respect to its Chief Executive Officer, its Chief Financial Officer and each of the other three most highly compensated executive officers. Pursuant to tax law changes effective in 2018, the Company’s Chief Financial Officer is included in the executives whose compensation is subject to the limit imposed by Section 162(m), and the exception to Section 162(m)’s $1 million limit for “performance-based compensation” has been eliminated, with the result that, except for “grandfathered” amounts, all taxable compensation paid to the Company’s Chief Executive Officer, Chief Financial Officer and each of the other three most highly compensated executive officers is subject to the $1 million limit on deductibility. “Grandfathered” amounts that qualify as performance-based compensation under prior law should include stock options granted under the 2010 Stock Option Plan prior to November 2, 2017, so long as such options are not materially modified in the future. Although the Compensation Committee considers tax deductibility in designing and implementing its compensation program, the Compensation Committee does not limit itself to compensating our officers in a manner that qualifies for such tax deductibility.
Advisory Vote on Executive Compensation
We conducted an advisory vote on executive compensation at our 2019 annual meeting of stockholders. While this vote was not binding on the Company, our Board of Directors or our Compensation Committee, we believe that it is important for our stockholders to have an opportunity to vote on this proposal on an annual basis as a means to express their views regarding our executive compensation philosophy, our compensation policies and programs, and our decisions regarding executive compensation, all as disclosed in our proxy statement.
At the 2019 annual meeting of stockholders, approximately 97% of the votes cast on the advisory vote on executive compensation proposal were in favor of our named executive officer compensation as disclosed in the proxy statement, and as a result our named executive officer compensation was approved. The Board of Directors and the Compensation Committee reviewed these final vote results and determined that, given the significant level of support, no changes to our executive compensation policies and decisions were necessary at this time based on the vote results.
Reasonableness of Compensation
After considering the aggregate compensation paid to the named executive officers for 2019 in light of the factors described above, the Committee has determined that the compensation is reasonable and not excessive.
Report of the Compensation Committee
To the Stockholders of Encore Wire Corporation:
The Compensation Committee has submitted the following report for inclusion in this proxy statement:

Our Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. Based on our Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, our Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC.
Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act, or the Exchange Act, that incorporate future filings, including this proxy statement, in whole or in part, the foregoing Compensation Committee Report shall not be incorporated by reference into any such filings.
The foregoing report is provided by the following directors, who constitute the Committee:
COMPENSATION COMMITTEE
John H. Wilson, Chairman
Scott D. Weaver
Gregory J. Fisher
William R. Thomas

Summary Compensation Table
The table below summarizes the total compensation paid or earned by each named executive officer for the years ended December 31, 2019, 2018 and 2017. The Company has not entered into any employment agreements or severance agreements with any of the named executive officers.
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)		Total ($)
(a)	(b)	(c)	(d)	(e)	(i)		(j)
Daniel L. Jones	2019	$925,000	$1,150,000	$779,100	$29,853	(3)	$2,883,953
Chairman, President and	2018	850,000	1,050,000	710,752	29,626		2,640,378
Chief Executive Officer	2017	850,000	900,000	370,130	29,129		2,149,259

Frank J. Bilban	2019	440,000	600,000	519,400	31,034	(4)	1,590,434
Vice President-Finance and	2018	410,000	550,000	473,835	31,957		1,465,792
Chief Financial Officer	2017	410,000	480,000	249,246	31,357		1,170,603

(1) The amounts in column (e) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of awards pursuant to the Company’s 2010 Stock Option Plan. Assumptions used in the calculation of this amount are included in Note 6 to the Company’s audited financial statements for the year ended December 31, 2019 included in the Company’s Annual Report on Form 10-K filed with the SEC on February 21, 2020.
(2) Any amounts shown in column (i) for company vehicle leases or country club memberships reflect the full cost to the Company of such vehicle lease or country club membership for such calendar year, however, only a portion of such costs represents a perquisite. The club memberships generally are maintained for business entertainment purposes but may also be used for personal use.
(3) This amount includes:
• $11,200 in matching contributions by the Company to Mr. Jones pursuant to the Company’s 401(k) Plan.
• $11,670 attributable to Mr. Jones’s use of a Company-provided automobile.
• $6,755 attributable to the use of a Company country club membership by Mr. Jones.
• $228 attributable to life insurance benefits provided by the Company for Mr. Jones pursuant to the Company’s Life Insurance Plan.
(4) The amount includes:
• $11,200 in matching contributions by the Company to Mr. Bilban pursuant to the Company’s 401(k) Plan.
• $8,370 attributable to Mr. Bilban’s use of a Company-provided automobile.
• $11,236 attributable to the use of a Company country club membership by Mr. Bilban.
• $228 attributable to life insurance benefits provided by the Company for Mr. Bilban pursuant to the Company’s Life Insurance Plan.

Grants of Plan-Based Awards during 2019

Name	Grant Date		All Other Stock Awards: Number of Shares of Stock or Units (#)	Exercise or Base Price of Stock Awards ($/share)	Grant Date Fair Value of Stock Awards ($) (1)
(a)	(b)		(j)	(k)	(l)
Daniel L. Jones	1/16/2019	(2)	15,000	$51.94	$779,100
Frank J. Bilban	1/16/2019	(2)	10,000	$51.94	$519,400
(1)The amounts in column (l) are the grant date fair value of stock awards, calculated in accordance with FASB ASC Topic 718.
(2)These stock awards were granted to the named executive officers pursuant to the Company’s 2010 Stock Option Plan (As Amended and Restated Effective February 20, 2017).
Outstanding Equity Awards at December 31, 2019

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
(a)	(b)	(c)		(e)	(f)	(g)	(h)
Daniel L. Jones	20,000	0		$28.74	02/03/22	15,000 (9)	$779,100
	20,000	0		$51.63	02/24/24
	16,000	4,000	(1)	$31.62	01/15/25
	18,000	12,000	(2)	$34.79	01/15/26
	12,000	18,000	(3)	$41.95	01/17/27
	9,000	36,000	(4)	$51.05	01/16/28
Frank J. Bilban	10,000	0		$51.63	02/24/24
	2,000	2,000	(5)	$31.62	01/15/25
	4,000	8,000	(6)	$34.79	01/15/26
	8,000	12,000	(7)	$41.95	01/17/27
	6,000	24,000	(8)	$51.05	01/16/28
(1)Options vest in five equal annual installments of 4,000 shares each, with the first options vesting on January 15, 2016.
(2)Options vest in five equal annual installments of 6,000 shares each, with the first options vesting on January 15, 2017.
(3)Options vest in five equal annual installments of 6,000 shares each, with the first options vesting on January 17, 2018.
(4)Options vest in five equal annual installments of 9,000 shares each, with the first options vesting on January 16, 2019.
(5)Options vest in five equal annual installments of 2,000 shares each, with the first options vesting on January 15, 2016.
(6)Options vest in five equal annual installments of 4,000 shares each, with the first options vesting on January 15, 2017.
(7)Options vest in five equal annual installments of 4,000 shares each, with the first options vesting on January 17, 2018.
(8)Options vest in five equal annual installments of 6,000 shares each, with the first options vesting on January 16, 2019.
(9)Restricted stock vests in five equal annual installments of 3,000 shares each, with the first shares vesting on January 16, 2020.

Pay Ratio Disclosure
Pursuant to the Dodd-Frank Act, the Securities and Exchange Commission adopted a rule requiring annual disclosure of the ratio of the annual total compensation of the median employee (other than the CEO) to the total annual compensation of the principal executive officer. As the Company’s Chief Executive Officer (“CEO”), Mr. Jones is the Company’s principal executive officer. As reflected in the foregoing Summary Compensation Table contained within this proxy statement, Mr. Jones’s total compensation for 2019 was $2,883,953. The annual total compensation of the median employee (other than the CEO) for 2019 was $56,806, calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, consistent with how the Company calculated the total annual median employee for the year ended December 31, 2018. We identified the median employee (other than the CEO) by using the payroll records as of December 31, 2019. We annualized the compensation for all full-time employees that were on the payroll as of December 31, 2019. The ratio of our CEO’s pay to the pay of our median employee for 2019 is 51 to 1.

Hedging Policy
The Company’s insider trading policy prohibits each director, officer, employee and consultant of the Company and each entity controlled by any of the foregoing persons from engaging in short sales of the Company’s securities, including a “sale against the box” (a sale with delayed delivery). In addition, it prohibits transactions in publicly traded options of the Company, such as puts, calls and other derivative securities, on an exchange or in any other organized market.
Director Compensation for 2019

Name	Fees Earned or Paid in Cash ($)	Stock Awards (2)	Total ($)
(a)	(b)		(h)
Each non-employee director (1)	$48,000	$53,810	$101,810
(1) Director fees paid and grants made to each director, except Daniel L. Jones, Chairman, President and CEO of the Company.
(2) Represents the aggregate grant date fair value of the grant of 1,000 shares of Company stock calculated in accordance with FASB ASC Topic 718.
Non-employee members of the Board of Directors are paid a fee of $12,000 per quarter. In addition, the Company reimburses directors for reasonable travel, lodging and related expenses incurred in attending Board and committee meetings. In 2019, each non-employee director was also granted 1,000 shares of Company stock pursuant to the 2010 Stock Option Plan.
Potential Payments upon Termination or Change-in-Control
Upon a Change in Control, all outstanding stock options under the 2010 Stock Option Plan will become fully exercisable. For the purposes of stock options granted under the 2010 Stock Option Plan, a “Change in Control” occurs in any one of the following circumstances:
• any person shall have become the beneficial owner of or shall have acquired, directly or indirectly, securities of the Company representing 50% or more (in addition to such person’s current holdings) of the combined voting power of the Company’s then outstanding voting securities without prior approval of at least two-thirds of the members of the Board in office immediately prior to such person’s attaining such percentage interest;
• the Company is a party to a merger, consolidation, sale of assets, or other reorganization, or a proxy contest, as a consequence of which the members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or
•  during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.
Assuming a Change in Control occurred on December 31, 2019, the named executive officers would be entitled to accelerated vesting of all unexercisable stock options having values of $881,140 (Mr. Jones) and $570,240 (Mr. Bilban), based on the difference between the exercise price of the accelerated options and the closing price of the Common Stock on NASDAQ on December 31, 2019. The actual benefit that a named executive officer may receive upon a Change in Control can only be determined at the time of such Change in Control.
Pension Benefits and Non-Qualified Deferred Compensation
The Company does not offer any post-employment compensation that would be required to be disclosed on the “Pension Benefits” or “Non-qualified Deferred Compensation” table.
Compensation Committee Interlocks and Insider Participation
None of our executive officers serves as a member of the board or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board or Compensation Committee.

Certain Relationships and Related Party Transactions
Policies and Procedures
The Audit Committee of the Board of Directors is responsible for reviewing and approving all material transactions with any related party, as set forth in the Related Party Transactions Policy adopted by the Board of Directors. Related parties include any of our directors or executive officers, certain of our stockholders and their immediate family members.
To identify related party transactions, each year, we submit and require our directors and executive officers to complete Director and Officer Questionnaires identifying any transactions with us in which the executive officer or director or their family members have an interest. We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes with the interests of the Company as a whole. Our Code of Business Conduct and Ethics requires all directors, officers and employees who have a conflict of interest to immediately notify their supervisor or our Nominating and Corporate Governance Committee chairman.
We expect our directors, officers and employees to act and make decisions that are in our best interests and encourage them to avoid situations which present a conflict between our interests and their own personal interests. Our directors, officers and employees are prohibited from taking any action that may make it difficult for them to perform their duties, responsibilities and services to the Company in an objective and fair manner. A copy of our Code of Business Conduct and Ethics is available at www.encorewire.com under the “Investors” section.
Related Party Transactions
The Company uses Best H & A Trucking for a minor percentage of its freight services. Best H & A is one of many freight carriers with which the Company does business. Best H & A Trucking is wholly-owned by Mrs. A. Jones, the mother of Daniel L. Jones, a nominee for director and the Company’s Chairman, President and Chief Executive Officer. The Audit Committee of the Board of Directors has approved the continued use of the transportation services of Best H & A Trucking and determined that these services are at rates no less favorable than are available from non-affiliated parties. During the year ended December 31, 2019, the Company paid Best H & A Trucking $159,607 for these services on the basis of rates the Company believes compare favorably with rates charged by other common carriers.
PROPOSAL TWO
APPROVAL, ON AN ADVISORY BASIS, OF COMPENSATION PAID TO THE COMPANY’S NAMED
EXECUTIVE OFFICERS
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd Frank Act”) enables the Company’s stockholders to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. The proposal, commonly known as a “say on pay” proposal, gives the Company’s stockholders the opportunity to express their views on the Company’s executive compensation. Because this is an advisory vote, this proposal is not binding on the Company. However, the Compensation Committee, which is responsible for administering the Company’s executive compensation policies and practices, values the opinions expressed by stockholders in their vote on this proposal.
As discussed previously in the Compensation Discussion and Analysis section, we believe that the Company’s compensation policies and practices reflect the Company’s belief in rewarding officers based on individual performance as well as aligning the officers’ interests with those of the stockholders with the ultimate objective of improving stockholder value.
We are asking the Company’s stockholders to indicate their support for the Company’s named executive officer compensation program as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis and the related tabular and narrative disclosures, is hereby approved.”

The affirmative vote of a majority of the holders of shares of Common Stock having voting power present in person or represented by proxy is required for the approval of this proposal.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED

PURSUANT TO ITEM 402 OF REGULATION S-K, INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS AND THE RELATED TABULAR AND NARRATIVE DISCLOSURES.

PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Based on the recommendation of the Audit Committee, Ernst & Young LLP, which has served as the Company’s independent registered public accounting firm since the Company’s inception, has been appointed by the Board of Directors to serve as independent auditors of the Company for the year ending December 31, 2020, subject to the ratification of such appointment by the stockholders of the Company. Although it is not required to do so, the Board of Directors is submitting the selection of auditors for ratification in order to obtain the stockholders’ approval of this appointment. The appointment of auditors will be approved by a vote of a majority of the holders of shares of Common Stock having voting power present in person or represented by proxy. If the selection is not ratified, the Board of Directors will reconsider the appointment. Representatives of Ernst & Young LLP are expected to be present at the meeting to respond to appropriate questions from the stockholders and will be given the opportunity to make a statement should they desire to do so.
The following table presents fees for professional services rendered by Ernst & Young LLP for the audit of the Company’s annual financial statements and internal control over financial reporting for the years ended December 31, 2019 and 2018, and fees billed for other services rendered by Ernst & Young LLP during 2019 and 2018:

	2019	2018
Audit Fees (1)	$809,000	$760,000
Audit-Related Fees (2)	40,500	93,450
Tax Fees (3)	—	—
All Other Fees (4)	22,071	20,500
Total	$871,571	$873,950
(1) Audit fees
Fees and expenses paid to Ernst & Young LLP for the audit of internal control over financial reporting and of the financial statements included in the Company’s Annual Report on Form 10-K, the reviews of the interim financial information included in the Company’s Quarterly Reports on Form 10-Q, consultations concerning financial accounting and reporting, and reviews of documents filed with the SEC and related consents.
(2) Audit-Related Fees
Fees and expenses paid to Ernst & Young LLP for consultation on internal control matters, benefit plans and other special audits.
(3) Tax Fees
Fees and expenses paid to Ernst & Young LLP for tax compliance, tax planning, and tax advice.
(4) All Other Fees
Consists of fees for annual access to Ernst & Young LLP online accounting research database.
The Audit Committee considered the level of fees rendered by Ernst & Young LLP and concluded that the services were compatible with maintaining Ernst & Young LLP’s independence.
The Audit Committee pre-approves audit and permissible non-audit services provided by the independent auditor. The fees enumerated above for 2019 were all pre-approved by the Audit Committee. The Audit Committee follows certain procedures regarding the pre-approval of services provided by the independent auditor. Under these procedures, pre-approval is generally provided for up to one year and any pre-approval is detailed and specific as to the particular service to be provided. In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis. The Audit Committee may delegate pre-approval authority to one or more of its members. Such member must report any decisions to the Audit Committee at the next scheduled meeting of the Audit Committee.
Recommendation of the Board of Directors
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2020.

PROPOSAL FOUR
APPROVAL OF THE
ENCORE WIRE CORPORATION 2020 LONG TERM INCENTIVE PLAN

We are asking you to approve the Encore Wire Corporation 2020 Long Term Incentive Plan (the “Plan”), which the Board adopted on February 17, 2020 upon the recommendation of the Compensation Committee. The Plan will only become effective if approved by stockholders at the Annual Meeting. If approved, the effective date of the Plan will be May 5, 2020.
If approved, the Plan will enable the Company to provide stock-based incentives that align the interests of employees, directors and consultants with those of the stockholders of the Company, motivate employees, directors and consultants to achieve long-term results, reward employees, directors and consultants for their achievements, and attract and retain the types of employees, directors and consultants who will contribute to the Company’s long-term success.
The Company believes that long term equity-based compensation is a critical part of its compensation program. Stockholder approval of the Plan would allow us to continue to attract and retain talented employees, directors and consultants with equity incentives.
The Plan will replace the Encore Wire Corporation 2010 Stock Option Plan, as amended and restated effective February 20, 2017 (the “Stock Option Plan”), which terminated by its terms on February 15, 2020 (the “Termination Date”). As of its Termination Date, 362,800 shares of common stock remained available for grant of awards under the Stock Option Plan, but will no longer be available for future awards.
Material Terms of the Plan
The following summary of the material terms of the Plan is qualified in its entirety by the full text of the Plan, a copy of which is attached to this Proxy Statement as Annex A. You also may obtain a copy of the Plan, free of charge, by writing to the Company at Encore Wire Corporation, 1329 Millwood Road, McKinney, Texas 75069, Attention: Corporate Secretary.
Effective Date; Duration of the Plan
The Plan will become effective upon approval by the Company’s stockholders and will remain in effect until the tenth anniversary of the date it is approved by stockholders, unless terminated earlier by the Board or Compensation Committee.
Plan Administration
The Plan will be administered by the Compensation Committee except to the extent the Board elects to administer the Plan. The Compensation Committee will have the authority to, among other things, interpret the Plan, determine who will be granted awards under the Plan, determine the type and number of awards granted under the Plan, determine the terms and conditions of each award, modify or waive the terms and conditions of each award, and take action as it determines to be necessary or advisable for the administration of the Plan. The Compensation Committee has the right to delegate to a subcommittee of the Board or any officers of the Company any right granted to the Compensation Committee under the Plan, except where such delegation would violate state corporate law or result in the loss of an exemption under Rule 16b-3(d)(1).
Eligibility
The Compensation Committee may grant awards to any employee, officer, director or consultant of Company and its affiliates. Only employees are eligible to receive incentive stock options (“ISOs”). Approximately 1,362 employees, officers, directors and consultants would be eligible to participate in the Plan if it were currently in place. The NEOs receive awards as described in this proxy statement under the heading “Executive Compensation.”
Shares Available for Awards; Limits on Awards
The Plan authorizes the issuance of up to 1,000,000 shares of common stock with respect to awards under the Plan. The maximum number of shares of common stock that may be issued pursuant to ISOs under the Plan is 1,000,000 shares.
If any outstanding award expires or is cancelled, forfeited, settled in cash or otherwise terminated without issuance of the full number of shares of common stock to which the award related, then the unissued shares subject to such award will again become available for future grant under the Plan. Shares tendered in payment of the option exercise price or delivered or withheld by the Company to satisfy any tax withholding obligation, or shares covered by a stock-settled stock appreciation right or other awards that were not issued upon the settlement of the award will not again become available for future grants under the Plan.
The maximum number of shares of common stock that may be subject to awards granted under the Plan to any one person during a calendar year is 100,000 shares. The maximum amount of an award that may be settled only in cash is $2,000,000. Each limitation is multiplied by the number of full years in any performance period established with respect to an award, subject to a maximum of five.

Awards granted to a non-employee director during a calendar year are limited in the aggregate to the greater of 50,000 shares of common stock or a value of $500,000, in each case multiplied by the number of full years in any performance period established with respect to an award. These limitations are doubled for the first calendar year in which the non-employee director serves on the Board.
The Compensation Committee will make appropriate adjustments to these limits in the event of certain changes in the capitalization of the Company (see “Adjustments Upon Changes in Stock”).
No Repricing or Reload Rights
Except adjustment for certain corporate changes in accordance with the provisions of the Plan, no option or stock appreciation right may be repriced, replaced, regranted through cancellation or otherwise modified without stockholder approval, if the effect would be to reduce the exercise price for the shares underlying such award. Further, no stock option or stock appreciation right that is underwater may be canceled in exchange for a cash payment or for the purpose of granting a replacement award of a different type.
Types of Awards That May Be Granted
Subject to the limits in the Plan, the Compensation Committee has the authority to set the size and type of award and any vesting or performance conditions. The types of awards that may be granted under the Plan are: stock options (including both ISOs and nonstatutory options), stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), stock awards, dividend equivalents and other stock-based awards and cash awards.
Stock Options
A stock option is the right to purchase shares of common stock at a future date at a specified price per share called the exercise price. An option may be either an ISO or a nonstatutory stock option. ISOs and nonstatutory stock options are taxed differently, as described under “Federal Income Tax Treatment of Awards Under the Plan.” The exercise price of a stock option may not be less than the greater of (i) the par value per share of common stock or (ii) the fair market value (or in the case of an ISO granted to a ten percent stockholder, 110% of the fair market value) of a share of common stock on the grant date. As of the record date, the closing price of our common stock was $42.81. Full payment of the exercise price must be made at the time of such exercise either in cash or in another manner approved by the Compensation Committee.
Stock Appreciation Rights
A SAR is the right to receive the excess of (i) the fair market value of one share of common stock on the date of exercise over (ii) the grant price of the SAR in cash or common stock as determined by the Compensation Committee. The exercise price of a SAR may not be less than the greater of (i) the par value per share of common stock or (ii) the fair market value of a share of common stock on the grant date. SARs may be granted alone or in tandem with options.
Restricted Stock
A restricted stock award is an award of actual shares of common stock which are subject to certain restrictions for a period of time determined by the Compensation Committee. Restricted stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Compensation Committee may impose. Participants who receive restricted stock awards generally have the rights and privileges of stockholders regarding the shares of restricted stock during the restricted period, including the right to vote and the right to receive dividends upon vesting.
Restricted Stock Units
An RSU is an award of hypothetical common stock units having a value equal to the fair market value of an identical number of shares of common stock, which are subject to certain restrictions for a period of time determined by the Compensation Committee. No shares of common stock are issued at the time an RSU is granted, and the Company is not required to set aside any funds for the payment of any RSU award. Because no shares are outstanding, the participant does not have any rights as a stockholder. An RSU may be settled in cash or shares of common stock as determined by the Compensation Committee.
Stock Awards
A stock award is an unrestricted share of common stock which may be granted at the discretion of the Compensation Committee as a bonus, as additional compensation, or in lieu of cash compensation any such participant is otherwise entitled to receive.
Dividend Equivalents
A dividend equivalent is a right to receive cash, common stock or other property equal in value to dividends paid with respect to a specified number of shares of common stock. No dividend equivalent will vest or be payable sooner than the date on which the underlying award has vested.

Cash Awards
A cash award may be granted on a free-standing basis or as an element of, a supplement to, or in lieu of any other award under the Plan in such amounts and subject to such other terms as the Compensation Committee in its discretion determines to be appropriate.
Performance Awards
A performance award is an award to receive cash, shares of common stock or a combination of both upon the achievement of certain performance goals over a performance period. Performance awards may be combined with other awards to impose performance criteria as part of the terms of the other awards. The Compensation Committee may establish the applicable performance goals based on the following business criteria: (1) revenues, sales or other income; (2) cash flow, discretionary cash flow, cash flows from operations, cash flows from investing activities, and/or cash flows from financing activities; (3) return on net assets, return on assets, return on investment, return on capital, return on capital employed or return on equity; (4) income, operating income or net income; (5) earnings or earnings margin determined before or after any one or more of depletion, depreciation and amortization expense; impairment of inventory and other property and equipment; accretion of discount on asset retirement obligations; interest expense; net gain or loss on the disposition of assets; income or loss from discontinued operations, net of tax; noncash derivative related activity; amortization of stock-based compensation; income taxes; or other items; (6) equity; net worth; tangible net worth; book capitalization; debt; debt, net of cash and cash equivalents; capital budget or other balance sheet goals; (7) debt or equity financings or improvement of financial ratings; (8) general and administrative expenses; (9) net asset value; (10) fair market value of the common stock, share price, share price appreciation, total stockholder return or payments of dividends; (11) achievement of savings from business improvement projects and achievement of capital projects deliverables; (12) working capital or working capital changes; (13) operating profit or net operating profit; (14) internal research or development programs; (15) geographic business expansion; (16) corporate development (including licenses, innovation, research or establishment of third party collaborations); (17) performance against environmental, ethics or sustainability targets; (18) safety performance and/or incident rate; (19) human resources management targets, including medical cost reductions, employee satisfaction or retention, workforce diversity and time to hire; (20) satisfactory internal or external audits; (21) consummation, implementation or completion of a change in control or other strategic partnerships, transactions, projects, processes or initiatives or other goals relating to acquisitions or divestitures (in whole or in part), joint ventures or strategic alliances; (22) regulatory approvals or other regulatory milestones; (23) legal compliance or risk reduction; (24) market share; (25) economic value added; or (26) cost reduction targets.
Vesting
The Plan allows for awards subject to either time-based vesting or performance-based vesting, or both. Awards that are designated to be settled solely in shares of common stock have a minimum vesting period of one year, subject to a five percent exception and the permitted acceleration of vesting in the event of a participant’s death, disability, retirement, termination of employment, as a result of a change in control or such other events that the Compensation Committee determines.
Adjustments Upon Changes in Stock
In the event of changes in the outstanding common stock or in the capital structure of the Company by reason of any stock split, reverse stock split, an extraordinary corporate transaction such as any recapitalization, reorganization, change of control, or other relevant change in capitalization occurring after the grant date of any award, awards granted under the Plan and any award agreements, the exercise price of options and SARs, the price of common stock, and the maximum number of shares of common stock subject to all awards will be equitably adjusted or substituted, as to the number or price of a share of common stock or other consideration subject to such awards to the extent necessary to preserve the economic intent of the award.
Change in Control
The Plan provides that in the event of a change in control, the Compensation Committee may, in its discretion, accelerate the vesting of awards, accelerate the exercisability of stock options and stock appreciation rights, redeem awards in exchange for cash payment or other consideration, cancel awards which remain subject to a restricted period for no consideration, or adjust awards as appropriate to reflect the change in control, including providing for the substitution, assumption or continuation of the awards by a successor company.
A change in control is defined as (a) the acquisition by an individual, entity or more than one individual or entity acting as a group, of common stock representing more than 50% of the total fair market value or total voting power of the Company; (b) the acquisition by an individual, entity or more than one individual or entity acting as a group, during a 12-month period, of common stock representing 30% or more of the total voting power of the Company; (c) a majority of the members of the Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or (d) the acquisition by an individual, entity or more than one individual or entity acting as a group, during a 12-month period, of 40% of the assets of the Company.

Amendment or Termination of the Plan
The Compensation Committee may amend, alter, suspend, discontinue or terminate the Plan at any time. However, except in the case of adjustments upon changes in common stock, any amendment or alteration to the Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Compensation Committee action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which shares of common stock of the Company may then be listed or quoted.
Amendment of Awards
The Compensation Committee may amend the terms of any one or more awards. However, the Compensation Committee may not amend an award that would impair a participant’s rights under the award without the participant’s written consent.
Withholding Taxes
The Company is authorized to deduct all applicable withholding taxes from any award or payment made under the Plan. The Company may allow the participant to satisfy the tax withholding obligation by delivering cash, common stock (including through previously owned shares, net settlement, broker-assisted sale, or other cashless withholding) or other property.
Clawback and Recoupment
All awards are subject to cancelation, forfeiture or recoupment of previously paid compensation provided under the Plan or an award agreement in accordance with the Company’s clawback policy.
Federal Income Tax Consequences of Awards
The following summary is based on an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of United States federal income tax consequences. Actual tax consequences to participants may be either more or less favorable than those described below depending on the participants’ particular circumstances. State and local tax consequences may in some cases differ from the federal tax consequences. The following summary of the income tax consequences in respect of the Plan is for general information only. Interested parties should consult their own advisors as to specific tax consequences of their awards, including the applicability and effect of state, local and foreign laws.
Nonstatutory Stock Options
No income will be recognized by a participant for federal income tax purposes upon the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares. Income recognized upon the exercise of a nonstatutory stock option will be considered compensation subject to withholding at the time the income is recognized. Nonstatutory stock options are designed to provide the employer with a deduction equal to the amount of ordinary income recognized by the participant at the time of the recognition by the participant.
The basis of shares transferred to a participant pursuant to exercise of a nonstatutory stock option is the price paid for the shares plus an amount equal to any income recognized by the participant as a result of the exercise of the option. If a participant thereafter sells shares acquired upon exercise of a nonstatutory stock option, the participant will have capital gain or loss equal to the difference between the basis of the shares and the amount realized on the sale.
ISOs
The grant of an ISO will not result in taxable income to the participant. The exercise of an ISO will not result in taxable income to the participant if at the time of exercise the participant has been employed by the Company or its subsidiaries at all times beginning on the date the ISO was granted and ending not more than 90 days before the date of exercise. However, the excess of the fair market value of the shares on the date of exercise over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum tax liability for the year the ISO is exercised.
If the participant does not sell the shares acquired on exercise within two years from the date of grant and one year from the date of exercise then on the sale of the shares any amount realized in excess of the exercise price will be taxed as capital gain. If the amount realized in the sale is less than the exercise price, then the participant will recognize a capital loss.
If these holding requirements are not met, then the participant will generally recognize ordinary income at the time the shares are sold in an amount equal to the lesser of (a) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (b) the excess, if any, of the amount realized on the sale of the shares over the exercise price, and the Company will be entitled to a corresponding deduction. The participant’s additional gain or any loss realized upon disposition will be a capital gain or loss.

SARs
The grant of a SAR will not result in taxable income to the participant. The participant will recognize ordinary income at the time of exercise equal to the amount of cash received or the fair market value of the shares received and the Company will be entitled to a corresponding deduction for tax purposes. If the SARs are settled in shares, then when the shares are sold the participant will recognize capital gain or loss on the difference between the sale price and the amount recognized at exercise. Whether it is a long-term or short-term gain or loss depends on how long the shares are held.
Restricted Stock
Unless a participant makes an election to accelerate the recognition of income to the grant date (as described below), the grant of restricted stock awards will not result in taxable income to the participant. When the restrictions lapse, the participant will recognize ordinary income on the excess of the fair market value of the shares on the vesting date over the amount paid for the shares, if any, and the Company will be entitled to a corresponding deduction.
If the participant makes an election under Section 83(b) of the Code within thirty days after the grant date, the participant will recognize ordinary income as of the grant date equal to the fair market value of the shares on the grant date over the amount paid, if any, and the Company will be entitled to a corresponding deduction. Any future appreciation will be taxed at capital gains rates. However, if the shares are later forfeited, the participant will not be able to recover any taxes paid.
RSUs
The grant of an RSU will not result in taxable income to the participant. When the RSU is settled, the participant will recognize ordinary income equal to the fair market value of the shares or the cash provided on settlement and the Company will be entitled to a corresponding deduction. Any future appreciation on shares received will be taxed at capital gains rates.
Performance Awards
There will be no federal income tax consequences to either the participant or the employer upon the grant of a performance award. Generally, the participant will recognize ordinary income subject to withholding upon the receipt of cash and/or shares of common stock in payment of performance awards in an amount equal to the aggregate of the cash received and the fair market value of the common stock so transferred. The employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the participant’s income.
Stock Awards
The participant will recognize income for federal income tax purposes at the time of the stock award and the employer will be entitled to a corresponding deduction.
Other Incentive Awards
The tax treatment of other incentive awards will depend on the type of award. In general, the participant will be subject to income tax withholding at the time when the ordinary income is recognized. The participant’s employer will be entitled to a tax deduction at the same time and for the same amount.
Section 409A
Section 409A of the Code imposes complex rules on nonqualified deferred compensation arrangements, including requirements with respect to elections to defer compensation and the timing of payment of deferred amounts. Depending on how they are structured, certain equity-based awards may be subject to Section 409A of the Code, while others are exempt. If an award is subject to Section 409A of the Code and a violation occurs, the compensation is includible in income when no longer subject to a substantial risk of forfeiture and the participant may be subject to a 20% penalty tax and, in some cases, interest and penalties. The Plan and awards granted under the Plan are intended to be exempt from or to conform to the requirements of Section 409A of the Code.
Section 162(m) and Limits on the Company’s Deductions
Section 162(m) of the Code denies deductions to publicly held corporations for compensation paid to certain senior executives that exceeds $1,000,000 per year.
New Plan Benefits
Awards under the Plan will be granted in amounts and to individuals as determined by the Compensation Committee in its sole discretion. Therefore, the benefits or amounts that will be received by employees, officers, directors and consultants under the Plan are not determinable at this time.

Recommendation of the Board of Directors
THE BOARD UNANIMOUSLY RECOMMENDS VOTING “FOR” THE APPROVAL OF THE ENCORE WIRE CORPORATION 2020 LONG TERM INCENTIVE PLAN.

STOCKHOLDER PROPOSALS AND OTHER DEADLINES FOR THE 2021 ANNUAL MEETING OF
STOCKHOLDERS
The Company contemplates that the 2021 annual meeting of Stockholders of the Company will take place on May 4, 2021. Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in the Company’s 2021 proxy statement. Under the SEC’s rules and regulations, stockholders interested in submitting proposals in our proxy materials and for presentation at our 2021 annual meeting of stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. In general, stockholder proposals must be received by the Secretary of the Company at Encore Wire Corporation, 1329 Millwood Road, McKinney, Texas 75069 no later than November 30, 2020 to be eligible for inclusion in our proxy materials; provided that if the 2021 annual meeting of stockholders is changed by more than 30 days from the presently contemplated date, then proposals must be received a reasonable time in advance of the meeting.
Alternatively, as more specifically described in the Company’s Third Amended and Restated Bylaws (the “Bylaws”), a stockholder making a nomination for election to the Board of Directors or a proposal of business (other than proposals to be included in our proxy statement and proxy as discussed in the previous paragraph) for our 2021 annual meeting of stockholders must deliver proper notice to the Secretary of the Company at Encore Wire Corporation, 1329 Millwood Road, McKinney, Texas 75069 not less than 90 and no more than 120 calendar days before the date of the 2021 annual meeting. As a result, for a stockholder nomination for election to the Board of Directors or a proposal of business to be considered at the 2021 annual meeting of stockholders, it must be properly submitted to the Secretary of the Company no earlier than January 4, 2021, and no later than February 3, 2021.
For each individual that a stockholder proposes to nominate as a director and for each matter of business proposed to be considered, the stockholder must provide notice to the Secretary of the Company within the time limits described above for delivering notice of such stockholder proposal and comply with the information requirements in the Bylaws relating to stockholder nominations and proposals.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires directors and officers of the Company, and persons who own more than 10 percent of the Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Common Stock. Directors, officers and more than 10 percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2019, all of the Company’s directors, officers and more than 10 percent beneficial owners complied with all applicable Section 16(a) filing requirements, except that Frank J. Bilban filed one late report on Form 4, containing two transactions not reported on a timely basis; and Daniel L. Jones and Matthew D. Ford each filed one late Form 4, each containing one transaction not reported on a timely basis.
ANNUAL REPORT
The Company has provided without charge to each person whose proxy is solicited hereby a copy of the 2019 Annual Report of the Company, which includes the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 (including the financial statements) filed with the SEC. Additional copies of the Annual Report may be obtained without charge upon written request to the Company, Encore Wire Corporation, 1329 Millwood Road, McKinney, Texas, 75069, Attention: Corporate Secretary.
OTHER BUSINESS
At the date of this proxy statement, the only business that the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If, however, any other matters are properly brought before the 2020 Annual Meeting, or any adjournment or postponement thereof, it is the intention of the persons named in the accompanying form of proxy to vote such proxy on such matters in accordance with their best judgment.
By Order of the Board of Directors,
Bret J. Eckert,
Vice President—Finance, Treasurer,
Secretary and Chief Financial Officer

Annex A
ENCORE WIRE CORPORATION
2020 LONG TERM INCENTIVE PLAN
1. Purpose. The purpose of the Encore Wire Corporation 2020 Long Term Incentive Plan (the “Plan”) is to provide a means through which (a) Encore Wire Corporation, a Delaware corporation (the “Company”), and its Affiliates may attract, retain and motivate qualified persons as employees, directors and consultants, thereby enhancing the profitable growth of the Company and its Affiliates and (b) persons upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership and/or awards the value of which is tied to the performance of the Company, thereby strengthening their concern for the Company and its Affiliates. Accordingly, the Plan provides for the grant of Options, SARs, Restricted Stock, Restricted Stock Units, Stock Awards, Dividend Equivalents, Other Stock-Based Awards, Cash Awards, Substitute Awards, Performance Awards, and/or any combination of the foregoing, as determined by the Committee in its sole discretion.
2. Definitions. For purposes of the Plan, the following terms shall be defined as set forth below:
(a) “Affiliate” means any corporation, partnership, limited liability company, limited liability partnership, association, trust or other organization that, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities, by contract, or otherwise.
(b) “ASC Topic 718” means the Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation, as amended, or any successor accounting standard.
(c) “Award” means any Option, SAR, Restricted Stock, Restricted Stock Unit, Stock Award, Dividend Equivalent, Other Stock-Based Award, Cash Award, Substitute Award or Performance Award, together with any other right or interest, granted under the Plan.
(d) “Award Agreement” means any written instrument (including any employment, severance or change in control agreement) that sets forth the terms, conditions, restrictions and/or limitations applicable to an Award, in addition to those set forth under the Plan.
(e) “Board” means the Board of Directors of the Company.
(f) “Cash Award” means an Award denominated in cash granted under Section 6(i).
(g) “Change in Control” means, except as otherwise provided in an Award Agreement, the occurrence of any of the following events after the Effective Date:
(i) A “change in the ownership” of the Company within the meaning of Treasury Regulation § 1.409A-3(i)(5)(v), whereby any one person, or more than one person acting as a “group” (for purposes of this Section 2(g)(i), as such term is defined in Treasury Regulation § 1.409A-3(i)(5)(v)(B)), acquires ownership of stock in the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company.
(ii) A “change in the effective control” of the Company within the meaning of Treasury Regulation § 1.409A-3(i)(5)(vi), whereby either (A) any one person, or more than one person acting as a “group” (for purposes of this Section 2(g)(ii), as such term is defined in Treasury Regulation § 1.409A-3(i)(5)(vi)(D)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; or (B) a majority of the members of the Board are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election.
(iii) A “change in the ownership of a substantial portion” of the Company’s assets within the meaning of Treasury Regulation § 1.409A-3(i)(5)(vii), whereby any one person, or more than one person acting as a “group” (for purposes of this Section 2(g)(iii), as such term is defined in Treasury Regulation § 1.409A-3(i)(5)(vii)(C)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets of the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all the assets of the Company immediately prior to such acquisition or acquisitions.

The preceding provisions of this Section 2(g) are intended to merely summarize the provisions of Treasury Regulation § 1.409A-3(i)(5) and, to the extent that the preceding provisions of this Section 2(g) do not incorporate fully all of the provisions (or are otherwise inconsistent with the provisions) of Treasury Regulation § 1.409A-3(i)(5), then the relevant provisions of such Treasury Regulation shall control.
(h) “Change in Control Price” means the amount determined in the following clauses (i), (ii), (iii), (iv) or (v), whichever the Committee determines is applicable, as follows:  the price per share offered to holders of Stock in any merger or consolidation,  the per share Fair Market Value of the Stock immediately before the applicable Change in Control or other event without regard to assets sold in the Change in Control or other event and assuming the Company has received the consideration paid for the assets in the case of a sale of the assets,  the amount distributed per share of Stock in a dissolution transaction,  the price per share offered to holders of Stock in any tender offer or exchange offer whereby a Change in Control or other event takes place, or  if such Change in Control or other event occurs other than pursuant to a transaction described in clauses (i), (ii), (iii), or (iv) of this Section 2(h), the value per share of Stock that may otherwise be obtained with respect to such Awards or to which such Awards track, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to stockholders of the Company in any transaction described in this Section 2(h) or in Section 8(e) consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash and such determination shall be binding on all affected Participants to the extent applicable to Awards held by such Participants.
(i) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.
(j) “Committee” means the Compensation Committee of the Board or such other committee of two or more directors designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more Qualified Members.
(k) “Dividend Equivalent” means a right, granted to an Eligible Person under Section 6(g), to receive cash, Stock, or other property equal in value to dividends paid with respect to a specified number of shares of Stock.
(l) “Effective Date” means May 5, 2020, the date the Plan was approved by the Company’s stockholders.
(m) “Eligible Person” means any individual who, as of the date of grant of an Award, is an officer or employee of the Company or of any of its Affiliates, and any other person who provides services to the Company or any of its Affiliates, including directors of the Company; provided, however, that, any such individual must be an “employee” of the Company or any of its parents or subsidiaries within the meaning of General Instruction A.1(a) to Form S-8 if such individual is granted an Award that may be settled in Stock. An employee on leave of absence may be an Eligible Person.
(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.
(o) “Fair Market Value” of a share of Stock means, as of any specified date, (i) if the Stock is listed on a national securities exchange, the closing sales price per share of Stock, as reported on the stock exchange composite tape on that date (or if no sales occur on such date, on the last preceding date for which sales of shares of Stock are so reported); (ii) if the Stock is not traded on a national securities exchange but is traded over the counter on such date, the average between the reported high and low bid and asked prices of shares of Stock on the most recent date on which Stock was publicly traded on or preceding the specified date; or (iii) in the event Stock is not publicly traded at the time a determination of its value is required to be made under the Plan, the amount determined by the Committee in its discretion in such manner as it deems appropriate, taking into account all factors the Committee deems appropriate, including the Nonqualified Deferred Compensation Rules. Notwithstanding this definition of Fair Market Value, with respect to one or more Award types, or for any other purpose for which the Committee must determine the Fair Market Value under the Plan, the Committee may elect to choose a different measurement date or methodology for determining Fair Market Value so long as the determination is consistent with the Nonqualified Deferred Compensation Rules and all other applicable laws and regulations.
(p)  “ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.
(q) “Nonqualified Deferred Compensation Rules” means the limitations or requirements of Section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.
(r) “Nonstatutory Option” means an Option that is not an ISO.
(s) “Option” means a right, granted to an Eligible Person under Section 6(b), to purchase Stock at a specified price during specified time periods, which may either be an ISO or a Nonstatutory Option.

(t) “Other Stock-Based Award” means an Award granted to an Eligible Person under Section 6(h).
(u) “Participant” means a person who has been granted an Award under the Plan that remains outstanding, including a person who is no longer an Eligible Person.
(v) “Performance Award” means an award granted to an Eligible Person under Section 6(k), the grant, vesting, exercisability and/or settlement of which (and/or the timing or amount thereof) is subject to the achievement of one or more performance goals specified by the Committee.
(w) “Qualified Member” means a member of the Board who is (i) a “non-employee director” within the meaning of Rule 16b-3(b)(3), and (ii) “independent” under the listing standards or rules of the securities exchange upon which shares of Stock are then traded, but only to the extent such independence is required in order to take the action at issue pursuant to such standards or rules.
(x) “Restricted Stock” means Stock granted to an Eligible Person under Section 6(d) that is subject to certain restrictions and to a risk of forfeiture.
(y) “Restricted Stock Unit” means a right, granted to an Eligible Person under Section 6(e), to receive Stock, cash or a combination thereof at the end of a specified period (which may or may not be coterminous with the vesting schedule of the Award).
(z) “Rule 16b-3” means Rule 16b-3, promulgated by the SEC under Section 16 of the Exchange Act.
(aa) “SAR” means a stock appreciation right granted to an Eligible Person under Section 6(c).
(bb) “SEC” means the Securities and Exchange Commission.
(cc) “Securities Act” means the Securities Act of 1933, as amended from time to time, including the guidance, rules and regulations promulgated thereunder and successor provisions, guidance, rules and regulations thereto.
(dd) “Stock” means the Company’s common stock, par value $0.01 per share, and such other securities as may be substituted (or re-substituted) for shares of Stock pursuant to Section 8.
(ee) “Stock Award” means unrestricted shares of Stock granted to an Eligible Person under Section 6(f).
(ff) “Substitute Award” means an Award granted under Section 6(j).
3. Administration.
(a) Authority of the Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Subject to the express provisions of the Plan, Rule 16b-3 and other applicable laws, the Committee shall have the authority, in its sole and absolute discretion, to:
(i) designate Eligible Persons as Participants;
(ii) determine the type or types of Awards to be granted to an Eligible Person;
(iii) determine the number of shares of Stock or amount of cash to be covered by Awards;
(iv) approve forms of Award Agreements for use under the Plan;
(v) determine the terms and conditions of any Award, including whether, to what extent and under what circumstances Awards may be vested, settled, exercised, cancelled or forfeited (including conditions based on continued employment or service requirements or the achievement of one or more performance goals);
(vi) modify, waive or adjust any term or condition of an Award that has been granted, which may include the acceleration of vesting, waiver of forfeiture restrictions, modification of the form of settlement of the Award (for example, from cash to Stock or vice versa), early termination of a performance period, or modification of any other condition or limitation regarding an Award;
(vii) determine the treatment of an Award upon a termination of employment or other service relationship;
(viii) impose a holding period with respect to an Award or the shares of Stock received in connection with an Award;
(ix) interpret and administer the Plan and any Award Agreement;
(x) correct any defect, supply any omission and reconcile any inconsistency in the Plan, in any Award, and in any Award Agreement; and

(xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.
The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its Affiliates, stockholders, Participants, beneficiaries, and permitted transferees under Section 7(a) or other persons claiming rights from or through a Participant.
(b) Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of the Company where such action is not taken by the full Board may be taken either (A) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or (B) by the Committee but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that upon such abstention or recusal, the Committee remains composed solely of two or more Qualified Members. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. For the avoidance of doubt, the full Board may take any action relating to an Award granted or to be granted to an Eligible Person who is then subject to Section 16 of the Exchange Act in respect of the Company.
(c) Delegation of Authority. The Committee may delegate any or all of its powers and duties under the Plan to a subcommittee of directors or to any officer of the Company, including the power to perform administrative functions and grant Awards; provided, however, that such delegation does not (i) violate state or corporate law, or (ii) result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 8, shall be deemed to include any subcommittee or officer of the Company to whom such powers have been delegated by the Committee. Any such delegation shall not limit the right of such subcommittee members or such an officer to receive Awards; provided, however, that such subcommittee members and any such officer may not grant Awards to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate, or take any action with respect to any Award previously granted to himself or herself, a member of the Board, or any executive officer of the Company or an Affiliate. The Committee may also appoint agents who are not executive officers of the Company or members of the Board to assist in administering the Plan, provided, however, that such individuals may not be delegated the authority to grant or modify any Awards that will, or may, be settled in Stock.
(d) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or employee of the Company or any of its Affiliates, the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or any of its Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company with respect to any such action or determination.
(e) Participants in Non-U.S. Jurisdictions. Notwithstanding any provision of the Plan to the contrary, to comply with applicable laws in countries other than the United States in which the Company or any of its Affiliates operates or has employees, directors or other service providers from time to time, or to ensure that the Company complies with any applicable requirements of foreign securities exchanges, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which of the Company’s Affiliates shall be covered by the Plan; (ii) determine which Eligible Persons outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to Eligible Persons outside the United States to comply with applicable foreign laws or listing requirements of any foreign exchange; (iv) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable (any such sub-plans and/or modifications shall be attached to the Plan as appendices), provided, however, that no such sub-plans and/or modifications shall increase the share limitations contained in Section 4(a); and (v) take any action, before or after an Award is granted, that it deems advisable to comply with any applicable governmental regulatory exemptions or approval or listing requirements of any such foreign securities exchange. For purposes of the Plan, all references to foreign laws, rules, regulations or taxes shall be references to the laws, rules, regulations and taxes of any applicable jurisdiction other than the United States or a political subdivision thereof.
4. Stock Subject to Plan.
(a) Number of Shares Available for Delivery. Subject to adjustment in a manner consistent with Section 8, 1,000,000 shares of Stock are reserved and available for delivery with respect to Awards, and such total shall be available for the issuance of shares upon the exercise of ISOs.
(b) Application of Limitation to Grants of Awards. Subject to Section 4(c), no Award may be granted if the number of shares of Stock that may be delivered in connection with such Award exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or

Substitute Awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.
(c) Availability of Shares Not Delivered under Awards. If all or any portion of an Award expires or is cancelled, forfeited, exchanged, settled in cash or otherwise terminated, the shares of Stock subject to such Award (including shares forfeited with respect to Restricted Stock, but excluding the number of shares withheld or surrendered to the Company in payment of any exercise or purchase price of an Award or taxes relating to Awards) shall not be considered “delivered shares” under the Plan, shall be available for delivery with respect to Awards, and shall no longer be considered issuable or related to outstanding Awards for purposes of Section 4(b), except that if any such shares could not again be available for Awards granted to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation. If an Award may only be settled in cash, such Award need not be counted against any share limit under this Section 4.
(d) Stock Offered. The shares of Stock to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Stock, (ii) Stock held in the treasury of the Company, and/or (iii) previously issued shares of Stock reacquired by the Company, including shares purchased on the open market.
5. Eligibility; Per Person Award Limitations; Minimum Vesting.
(a) Eligibility. Awards may be granted under the Plan only to Eligible Persons.
(b) Per Person Award Limitations. For each calendar year, an Eligible Person may not be granted Awards (i) to the extent such Award is based on a number of shares of Stock (including Awards that may be settled in either cash or shares of Stock) relating to more than 100,000 shares of Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 8, and (ii) to the extent such Award is designated to be paid only in cash and is not based on a number of shares of Stock, having a maximum value determined on the date of grant in excess of $2,000,000, in each case multiplied by the number of full or partial fiscal or calendar years, as applicable, in any performance period established with respect to an Award, if applicable, up to a maximum of five fiscal or calendar years.
(c) Non-Employee Director Award Limitations. In each calendar year during any part of which the Plan is in effect, a non-employee member of the Board may not be granted Awards (i) relating to more than 50,000 shares of Stock, subject to adjustment in a manner consistent with any adjustment made pursuant to Section 8, or (ii) if greater, Awards having a value (determined, if applicable, pursuant to ASC Topic 718) on the date of grant in excess of $500,000, in each case multiplied by the number of full or partial calendar years in any performance period established with respect to an Award, if applicable; provided, that, for the calendar year in which a non-employee member of the Board first commences service on the Board only, the foregoing limitations shall be doubled; provided, further that, the limits set forth in this Section 5(c) shall be without regard to grants of Awards, if any, made to a non-employee member of the Board during any period in which such individual was an employee of the Company or of any of its Affiliates or was otherwise providing services to the Company or to any of its Affiliates other than in the capacity as a director of the Company.
(d) Minimum Vesting Requirement. Except as noted below, all Awards that are designated to be settled solely in shares of Stock shall be subject to a minimum vesting requirement of at least one year from the date the Award was granted, and no portion of any such Award may vest or become exercisable earlier than the first anniversary of the date such Award was granted; provided, however, that the foregoing minimum vesting requirement shall not apply: (a) with respect to five percent of the number of shares of Stock available for grant of Awards under this Plan as set forth in Section 4(a) (such five percent being the “Carve-Out Exception”), and (b) to the vesting of an Award that is accelerated in the event of a Participant’s death, disability, retirement, termination of employment, as a result of a Change in Control or such other events that the Committee determines pursuant to the exercise of its authority under this Plan. For purposes of clarity and avoidance of doubt, to the extent Section 4(a) is amended to increase the number of shares of Stock available for grant of Awards under this Plan, then the number of shares of Stock subject to the Carve-Out Exception shall be 5 percent of the amended amount.
6. Specific Terms of Awards.
(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with any other Award. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.
(b) Options. The Committee is authorized to grant Options, which may be designated as either ISOs or Nonstatutory Options, to Eligible Persons on the following terms and conditions:
(i) Exercise Price. Each Award Agreement evidencing an Option shall state the exercise price per share of Stock (the “Exercise Price”) established by the Committee; provided, however, that except as provided in Section 6(j) or in Section 8, the Exercise Price of

an Option shall not be less than the greater of (A) the par value per share of Stock or (B) 100% of the Fair Market Value per share of Stock as of the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, 110% of the Fair Market Value per share of Stock on the date of grant).
(ii) Time and Method of Exercise; Other Terms. The Committee shall determine the method(s) by which the Exercise Price may be paid or deemed to be paid, the form of such payment, including cash or cash equivalents, Stock (including previously owned shares or through a cashless exercise, i.e., “net settlement”, a broker-assisted exercise, or other reduction of the amount of shares otherwise issuable pursuant to the Option), other Awards or awards granted under other plans of the Company or any Affiliate, other property, or any other legal consideration the Committee deems appropriate (including notes or other contractual obligations of Participants to make payment on a deferred basis), the method(s) by or form(s) in which Stock will be delivered or deemed to be delivered to Participants, including the delivery of Restricted Stock subject to Section 6(d), and any other terms and conditions of any Option. In the case of an exercise whereby the Exercise Price is paid with shares of Stock, such shares of Stock shall be valued based on the per share Fair Market Value of Stock as of the date of exercise. No Option may be exercisable for a period of more than ten years following the date of grant of the Option (or in the case of an ISO granted to an individual who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or any of its subsidiaries, for a period of more than five years following the date of grant of the ISO).
(iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code. ISOs may only be granted to Eligible Persons who are employees of the Company or employees of a parent or any subsidiary corporation of the Company. Except as otherwise provided in Section 8, no term of the Plan relating to ISOs (including any SAR granted in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Section 422 of the Code, unless the Participant has first requested the change that will result in such disqualification. ISOs shall not be granted more than ten years after the earlier of the adoption of the Plan or the approval of the Plan by the Company’s stockholders. Notwithstanding the foregoing, to the extent that the aggregate Fair Market Value of shares of Stock subject to an ISO and the aggregate Fair Market Value of shares of stock of any parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) subject to any other incentive stock options of the Company or a parent or subsidiary corporation (within the meaning of Sections 424(e) and (f) of the Code) that are exercisable for the first time by a Participant during any calendar year exceeds $100,000, or such other amount as may be prescribed under Section 422 of the Code, such excess shall be treated as Nonstatutory Options in accordance with the Code. As used in the previous sentence, Fair Market Value shall be determined as of the date the ISO is granted. If a Participant shall make any disposition of shares of Stock issued pursuant to an ISO under the circumstances described in Section 421(b) of the Code (relating to disqualifying dispositions), the Participant shall notify the Company of such disposition within the time provided to do so in the applicable Award Agreement.
(c) SARs. The Committee is authorized to grant SARs to Eligible Persons on the following terms and conditions:
(i) Right to Payment. An SAR is a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.
(ii) Grant Price. Each Award Agreement evidencing an SAR shall state the grant price per share of Stock established by the Committee; provided, however, that except as provided in Section 6(j) or in Section 8, the grant price per share of Stock subject to an SAR shall not be less than the greater of (A) the par value per share of Stock or (B) 100% of the Fair Market Value per share of Stock as of the date of grant of the SAR.
(iii) Method of Exercise and Settlement; Other Terms. The Committee shall determine the form of consideration payable upon settlement, the method by or forms in which Stock (if any) will be delivered or deemed to be delivered to Participants, and any other terms and conditions of any SAR. SARs may be either free-standing or granted in tandem with other Awards. No SAR may be exercisable for a period of more than ten years following the date of grant of the SAR.
(iv) Rights Related to Options. An SAR granted in connection with an Option shall entitle a Participant, upon exercise, to surrender that Option or any portion thereof, to the extent unexercised, and to receive payment of an amount determined by multiplying (A) the difference obtained by subtracting the Exercise Price with respect to a share of Stock specified in the related Option from the Fair Market Value of a share of Stock on the date of exercise of the SAR, by (B) the number of shares as to which that SAR has been exercised. The Option shall then cease to be exercisable to the extent surrendered. SARs granted in connection with an Option shall be subject to the terms and conditions of the Award Agreement governing the Option, which shall provide that the SAR is exercisable only at such time or times and only to the extent that the related Option is exercisable and shall not be transferable except to the extent that the related Option is transferrable.
(d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Eligible Persons on the following terms and conditions:

(i) Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose. Except as provided in Section 7(a)(iii) and Section 7(a)(iv), during the restricted period applicable to the Restricted Stock, the Restricted Stock may not be sold, transferred, pledged, hedged, hypothecated, margined or otherwise encumbered by the Participant.
(ii) Dividends and Splits. Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such shares of Restricted Stock. All such dividends and distributions shall be subject to the same restrictions, including any risk of forfeiture, as the shares of Restricted Stock with respect to which they were paid. Unless otherwise determined by the Committee and specified in the applicable Award Agreement, Stock distributed in connection with a Stock split, shall be subject to restrictions, including any risk of forfeiture, to the same extent as the Restricted Stock with respect to which such Stock has been split.
(e) Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Eligible Persons on the following terms and conditions:
(i) Award and Restrictions. Restricted Stock Units shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose.
(ii) Settlement. Settlement of vested Restricted Stock Units shall occur upon vesting or upon expiration of the deferral period specified by the Committee for such Restricted Stock Units (or, if permitted by the Committee, as elected by the Participant). Restricted Stock Units shall be settled by delivery of (A) a number of shares of Stock equal to the number of Restricted Stock Units for which settlement is due, or (B) cash in an amount equal to the Fair Market Value of the specified number of shares of Stock equal to the number of Restricted Stock Units for which settlement is due, or a combination thereof, as determined by the Committee at the date of grant or thereafter.
(f) Stock Awards. The Committee is authorized to grant Stock Awards to Eligible Persons as a bonus, as additional compensation, or in lieu of cash compensation any such Eligible Person is otherwise entitled to receive, in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.
(g) Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Eligible Persons, entitling any such Eligible Person to receive cash, Stock, or other property equal in value to dividends or other distributions paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded in connection with another Award (other than an Award of Restricted Stock or a Stock Award). Under no circumstances shall the payment of Dividend Equivalents be made contingent on the exercise of an Option or SAR. Dividend Equivalents shall be accrued in a bookkeeping account without interest and subject to such restrictions, including any risk of forfeiture, as the Award with respect to which the dividends accrue and shall not be paid unless and until such Award has vested and been earned.
(h) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, purchase rights for shares of Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of, or the performance of, specified Affiliates of the Company. The Committee shall determine the terms and conditions of such Other Stock-Based Awards. Shares of Stock delivered pursuant to an Other-Stock Based Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, shares of Stock, other Awards, other property, or any combination of the foregoing, as the Committee shall determine.
(i) Cash Awards. The Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of, a supplement to, or in lieu of any other Award under the Plan to Eligible Persons in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.
(j) Substitute Awards; No Repricing. Awards may be granted in substitution or exchange for any other Award granted under the Plan or under another plan of the Company or an Affiliate or any other right of an Eligible Person to receive payment from the Company or an Affiliate. Awards may also be granted under the Plan in substitution for awards held by individuals who become Eligible Persons as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate. Such Substitute Awards referred to in the immediately preceding sentence that are Options or SARs may have an exercise price that is less than the Fair Market Value of a share of Stock on the date of the substitution if such substitution complies with the Nonqualified Deferred Compensation Rules and other applicable laws and exchange rules. Except as provided in this Section 6(j) or in Section 8, without the approval of the stockholders of the Company, the terms of outstanding Awards may not be amended to (i) reduce the Exercise Price or grant price of an outstanding Option or SAR, (ii) grant a new Option, SAR or other Award in substitution for, or upon the cancellation of, any previously granted Option or SAR that has the effect of reducing the Exercise Price or grant price thereof, (iii) exchange any Option or SAR for shares of Stock, cash or other consideration when the

Exercise Price or grant price per share of Stock under such Option or SAR exceeds the Fair Market Value of a share of Stock or (iv) take any other action that would be considered a “repricing” of an Option or SAR under the applicable listing standards of the national securities exchange on which shares of Stock are then listed (if any).
(k) Performance Awards. The Committee is authorized to designate any of the Awards granted under the foregoing provisions of this Section 6 as Performance Awards.
(i) Performance Goals Generally. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance goals applicable to a Performance Award, and may exercise its discretion to reduce or increase the amounts payable under any Performance Award. The performance goals for Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria as specified by the Committee. Performance goals may differ among Performance Awards granted to any one Participant or to different Participants. The performance period applicable to any Performance Award shall be set by the Committee in its discretion but shall not exceed ten years.
(ii) Business Criteria for Performance Goals. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, operating units, businesses or geographical units or operating areas of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for Performance Awards: (1) revenues, sales or other income; (2) cash flow, discretionary cash flow, cash flows from operations, cash flows from investing activities, and/or cash flows from financing activities; (3) return on net assets, return on assets, return on investment, return on capital, return on capital employed or return on equity; (4) income, operating income or net income; (5) earnings or earnings margin determined before or after any one or more of depletion, depreciation and amortization expense; impairment of inventory and other property and equipment; accretion of discount on asset retirement obligations; interest expense; net gain or loss on the disposition of assets; income or loss from discontinued operations, net of tax; noncash derivative related activity; amortization of stock-based compensation; income taxes; or other items; (6) equity; net worth; tangible net worth; book capitalization; debt; debt, net of cash and cash equivalents; capital budget or other balance sheet goals; (7) debt or equity financings or improvement of financial ratings; (8) general and administrative expenses; (9) net asset value; (10) Fair Market Value of the Stock, share price, share price appreciation, total stockholder return or payments of dividends; (11) achievement of savings from business improvement projects and achievement of capital projects deliverables; (12) working capital or working capital changes; (13) operating profit or net operating profit; (14) internal research or development programs; (15) geographic business expansion; (16) corporate development (including licenses, innovation, research or establishment of third party collaborations); (17) performance against environmental, ethics or sustainability targets; (18) safety performance and/or incident rate; (19) human resources management targets, including medical cost reductions, employee satisfaction or retention, workforce diversity and time to hire; (20) satisfactory internal or external audits; (21) consummation, implementation or completion of a Change in Control or other strategic partnerships, transactions, projects, processes or initiatives or other goals relating to acquisitions or divestitures (in whole or in part), joint ventures or strategic alliances; (22) regulatory approvals or other regulatory milestones; (23) legal compliance or risk reduction; (24) market share; (25) economic value added; or (26) cost reduction targets. Any of the above goals may be determined pre-tax or post-tax, on an absolute or relative basis, as compared to the performance of a published or special index deemed applicable by the Committee, including, without limitation, the Standard & Poor’s 500 Stock Index or a group of comparable companies, as a ratio with other business criteria, as a ratio over a period of time or on a per unit of measure, on a per-share basis (basic or diluted), and on a basis of continuing operations only. The terms above may, but shall not be required to be, used as applied under generally accepted accounting principles, as applicable.
7. Certain Provisions Applicable to Awards.
(a) Limit on Transfer of Awards.
(i) Except as provided in Sections 7(a)(iii) and (iv), each Option and SAR shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 7(a), an ISO shall not be transferable other than by will or the laws of descent and distribution.
(ii) Except as provided in Sections 7(a)(i), (iii) and (iv), no Award, other than a Stock Award, and no right under any such Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.
(iii) To the extent specifically provided by the Committee, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.

(iv) An Award may be transferred pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of a written request for such transfer and a certified copy of such order.
(b) Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or any of its Affiliates upon the exercise or settlement of an Award may be made in such forms as the Committee shall determine in its discretion, including cash, Stock, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis (which may be required by the Committee or permitted at the election of the Participant on terms and conditions established by the Committee); provided, however, that any such deferred or installment payments will be set forth in the Award Agreement. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock.
(c) Evidencing Stock. Shares of Stock or other securities of the Company delivered pursuant to an Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise, and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Stock or other securities are then listed, and any applicable federal, state or other laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions. Further, if certificates representing Restricted Stock are registered in the name of the Participant, the Company may retain physical possession of the certificates and may require that the Participant deliver a stock power to the Company, endorsed in blank, related to the Restricted Stock.
(d) Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine, but shall not be granted for less than the minimum lawful consideration.
(e) Additional Agreements. Each Eligible Person to whom an Award is granted under the Plan may be required to agree in writing, as a condition to the grant of such Award or otherwise, to subject an Award that is exercised or settled following such Eligible Person’s termination of employment or service to a general release of claims and/or a noncompetition or other restricted covenant agreement in favor of the Company and its Affiliates, with the terms and conditions of such agreement(s) to be determined in good faith by the Committee.
8. Subdivision or Consolidation; Recapitalization; Change in Control; Reorganization.
(a) Existence of Plans and Awards. The existence of the Plan and the Awards granted hereunder, if any, shall not affect in any way the right or power of the Company, the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.
(b) Additional Issuances. Except as expressly provided herein, the issuance by the Company of shares of stock of any class, including upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Stock subject to Awards theretofore granted or the purchase price per share of Stock, if applicable.
(c) Subdivision or Consolidation of Shares. The terms of an Award and the share limitations under the Plan shall be subject to adjustment by the Committee from time to time, in accordance with the following provisions:
(i) If at any time, or from time to time, the Company shall subdivide as a whole (by reclassification, by a Stock split, by the issuance of a distribution on Stock payable in Stock, or otherwise) the number of shares of Stock then outstanding into a greater number of shares of Stock, then, as appropriate (A) the maximum number of shares of Stock available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) shall be increased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be increased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be reduced proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.
(ii) If at any time, or from time to time, the Company shall consolidate as a whole (by reclassification, by reverse Stock split, or otherwise) the number of shares of Stock then outstanding into a lesser number of shares of Stock, then, as appropriate (A) the maximum number of shares of Stock available for delivery with respect to Awards and applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) shall be decreased proportionately, and the kind of shares or other securities available for the Plan shall be appropriately adjusted, (B) the number of shares of Stock (or other kind of shares or securities) that may be acquired under any then outstanding Award shall be decreased proportionately, and (C) the price (including the Exercise Price or grant price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards shall be increased proportionately, without changing the aggregate purchase price or value as to which outstanding Awards remain exercisable or subject to restrictions.
(d) Recapitalization. In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would be considered an “equity restructuring” within the meaning of ASC Topic 718 and, in each case, that would result in an additional compensation expense to the Company pursuant to the provisions of ASC Topic 718, if adjustments to Awards with respect to such event were discretionary or otherwise not required (each such an event, an “Adjustment Event”), then the Committee shall equitably adjust (i) the aggregate number or kind of shares that thereafter may be delivered under the Plan, (ii) the number or kind of shares or other property (including cash) subject to an Award, (iii) the terms and conditions of Awards, including the purchase price or Exercise Price of Awards and performance goals, as applicable, and (iv) the applicable limitations with respect to Awards provided in Section 4 and Section 5 (other than cash limits) to equitably reflect such Adjustment Event (“Equitable Adjustments”). In the event of any change in the capital structure or business of the Company or other corporate transaction or event that would not be considered an Adjustment Event, and is not otherwise addressed in this Section 8, the Committee shall have complete discretion to make Equitable Adjustments (if any) in such manner as it deems appropriate with respect to such other event.
(e) Change in Control and Other Events. Except to the extent otherwise provided in any applicable Award Agreement, vesting of any Award shall not occur solely upon the occurrence of a Change in Control and, in the event of a Change in Control or other changes in the Company or the outstanding Stock by reason of a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change occurring after the date of the grant of any Award, the Committee, acting in its sole discretion without the consent or approval of any holder, may exercise any power enumerated in Section 3 (including the power to accelerate vesting, waive any forfeiture conditions or otherwise modify or adjust any other condition or limitation regarding an Award) and may also effect one or more of the following alternatives, which may vary among individual holders and which may vary among Awards held by any individual holder:
(i) accelerate the time of exercisability of an Award so that such Award may be exercised in full or in part for a limited period of time on or before a date specified by the Committee, after which specified date all unexercised Awards and all rights of holders thereunder shall terminate;
(ii) redeem in whole or in part outstanding Awards by requiring the mandatory surrender to the Company by selected holders of some or all of the outstanding Awards held by such holders (irrespective of whether such Awards are then vested or exercisable) as of a date, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and pay to each holder an amount of cash or other consideration per Award (other than a Dividend Equivalent or Cash Award, which the Committee may separately require to be surrendered in exchange for cash or other consideration determined by the Committee in its discretion) equal to the Change in Control Price, less the Exercise Price with respect to an Option and less the grant price with respect to a SAR, as applicable to such Awards; provided, however, that to the extent the Exercise Price of an Option or the grant price of an SAR exceeds the Change in Control Price, such Award may be cancelled for no consideration;
(iii) cancel Awards that remain subject to a restricted period as of the date of a Change in Control or other such event without payment of any consideration to the Participant for such Awards; or
(iv) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Change in Control or other such event (including the substitution, assumption, or continuation of Awards by the successor company or a parent or subsidiary thereof);
provided, however, that so long as the event is not an Adjustment Event, the Committee may determine in its sole discretion that no adjustment is necessary to Awards then outstanding. If an Adjustment Event occurs, this Section 8(e) shall only apply to the extent it is not in conflict with Section 8(d).
9. General Provisions.
(a) Tax Withholding. The Company and any of its Affiliates are authorized to withhold from any Award granted, or any payment relating to an Award, including from a distribution of Stock, taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company, its Affiliates and Participants to satisfy the payment of withholding taxes and other tax obligations relating to any Award in such amounts as may be determined by the Committee. The Committee shall determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, Stock (including previously owned shares, net settlement, a broker-assisted sale, or other cashless withholding or reduction of the amount of shares otherwise issuable or delivered pursuant to the Award), other property, or any other legal consideration the Committee deems appropriate. Any determination made by the Committee to allow a Participant who is subject to Rule 16b-3 to pay taxes with shares of Stock through net settlement or previously owned shares shall be approved by either a committee made up of solely two or more Qualified Members or the full Board. If such tax withholding amounts are satisfied through net settlement or previously owned shares, the maximum number of shares of Stock that may be so withheld or surrendered shall be the number of shares of Stock that have an aggregate Fair Market Value on the date of withholding or surrender equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized without creating adverse accounting treatment for the Company with respect to such Award, as determined by the Committee.
(b) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or any of its Affiliates, (ii) interfering in any way with the right of the Company or any of its Affiliates to terminate any Eligible Person’s or Participant’s employment or service relationship at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and/or employees and/or other service providers, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.
(c) Governing Law; Submission to Jurisdiction. All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Delaware, without giving effect to any conflict of law provisions thereof, except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock. With respect to any claim or dispute related to or arising under the Plan, the Company and each Participant who accepts an Award hereby consent to the exclusive jurisdiction, forum and venue of the state and federal courts located in Collin County, Texas.
(d) Severability and Reformation. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, person or Award and the remainder of the Plan and any such Award shall remain in full force and effect. If any of the terms or provisions of the Plan or any Award Agreement conflict with the requirements of Rule 16b-3 (as those terms or provisions are applied to Eligible Persons who are subject to Section 16 of the Exchange Act) or Section 422 of the Code (with respect to ISOs), then those conflicting terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of Rule 16b-3 (unless the Board or the Committee, as appropriate, has expressly determined that the Plan or such Award should not comply with Rule 16b-3) or Section 422 of the Code, in each case, only to the extent Rule 16b-3 and such sections of the Code are applicable. With respect to ISOs, if the Plan does not contain any provision required to be included herein under Section 422 of the Code, that provision shall be deemed to be incorporated herein with the same force and effect as if that provision had been set out at length herein; provided, further, that, to the extent any Option that is intended to qualify as an ISO cannot so qualify, that Option (to that extent) shall be deemed a Nonstatutory Option for all purposes of the Plan.
(e) Unfunded Status of Awards; No Trust or Fund Created. The Plan is intended to constitute an “unfunded” plan for certain incentive awards. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or such Affiliate.
(f) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable. Nothing contained in the Plan shall be construed to prevent the Company or any of its Affiliates from taking any corporate action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company or any of its Affiliates as a result of any such action.
(g) Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine in its sole discretion whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional shares of Stock or whether such fractional shares of Stock or any rights thereto shall be cancelled, terminated, or otherwise eliminated with or without consideration.
(h) Interpretation. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof. Words in the masculine gender shall include the feminine gender, and, where appropriate, the plural shall include the singular and the singular shall include the plural. In the event of any conflict between the terms and conditions of an Award Agreement and the Plan, the provisions of the Plan shall control. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. References herein to any agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and not prohibited by the Plan.
(i) Facility of Payment. Any amounts payable hereunder to any individual under legal disability or who, in the judgment of the Committee, is unable to manage properly his financial affairs, may be paid to the legal representative of such individual, or may be applied for the benefit of such individual in any manner that the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.
(j) Conditions to Delivery of Stock. Nothing herein or in any Award Agreement shall require the Company to issue any shares with respect to any Award if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. In addition, each Participant who receives an Award under the Plan shall not sell or otherwise dispose of Stock that is acquired upon grant, exercise or vesting of an Award in any manner that would constitute a violation of any applicable federal or state securities laws, the Plan or the rules, regulations or other requirements of the SEC or any stock exchange upon which shares of Stock are then listed. At the time of any exercise of an Option or SAR, or at the time of any grant of any other Award, the Company may, as a condition precedent to the exercise of such Option or SAR or settlement of any other Award, require from the Participant (or in the event of his or her death, his or her legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder’s intentions with regard to the retention or disposition of the shares of Stock being acquired pursuant to the Award and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder’s death, his or her legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect. Stock or other securities shall not be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including any Exercise Price, grant price, or tax withholding) is received by the Company.
(k) Section 409A of the Code. It is the general intention, but not the obligation, of the Committee to design Awards to comply with or to be exempt from the Nonqualified Deferred Compensation Rules, and Awards will be operated and construed accordingly. Neither this Section 9(k) nor any other provision of the Plan is or contains a representation to any Participant regarding the tax consequences of the grant, vesting, exercise, settlement, or sale of any Award (or shares of Stock underlying such Award) granted hereunder, and should not be interpreted as such. In no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Participant on account of non-compliance with the Nonqualified Deferred Compensation Rules. Notwithstanding any provision in the Plan or an Award Agreement to the contrary, in the event that a “specified employee” (as defined under the Nonqualified Deferred Compensation Rules) becomes entitled to a payment under an Award that would be subject to additional taxes and interest under the Nonqualified Deferred Compensation Rules if the Participant’s receipt of such payment or benefits is not delayed until the earlier of (i) the date of the Participant’s death, or (ii) the date that is six months after the Participant’s “separation from service,” as defined under the Nonqualified Deferred Compensation Rules (such date, the “Section 409A Payment Date”), then such payment or benefit shall not be provided to the Participant until the Section 409A Payment Date. Any amounts subject to the preceding sentence that would otherwise be payable prior to the Section 409A Payment Date will be aggregated and paid in a lump sum without interest on the Section 409A Payment Date. The applicable provisions of the Nonqualified Deferred Compensation Rules are hereby incorporated by reference and shall control over any Plan or Award Agreement provision in conflict therewith.
(l) Clawback. The Plan and all Awards granted hereunder are subject to any written clawback policies that the Company, with the approval of the Board or an authorized committee thereof, may adopt either prior to or following the Effective Date, including any policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the SEC and that the Company determines should apply to Awards. Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards to reduction, cancellation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy.
(m) Status under ERISA. The Plan shall not constitute an “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.
(n) Plan Effective Date and Term. The Plan was adopted by the Board to be effective on the Effective Date, subject to the Company’s stockholders approving the Plan at the annual meeting of the stockholders in 2020. No Awards may be granted under the Plan on and after the tenth anniversary of the Effective Date, which is May 5, 2030. However, any Award granted prior to such termination (or any earlier termination pursuant to Section 10), and the authority of the Board or Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award in accordance with the terms of the Plan, shall extend beyond such termination until the final disposition of such Award.
10. Amendments to the Plan and Awards. The Committee may amend, alter, suspend, discontinue or terminate any Award or Award Agreement, the Plan or the Committee’s authority to grant Awards without the consent of stockholders or Participants, except that any amendment or alteration to the Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s stockholders not later than the annual meeting next following such Committee action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which shares of Stock may then be listed or quoted, and the Committee may otherwise, in its discretion, determine to submit other changes to the Plan to stockholders for approval; provided, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. For purposes of clarity, any adjustments made to Awards pursuant to Section 8 will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.

ANNUAL MEETING OF STOCKHOLDERS OF

ENCORE WIRE CORPORATION

May 5, 2020

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NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The notice of meeting, proxy statement and form of proxy are available at: www.encorewire.com/investors

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20630030030000000000 7 050520

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Gregory J. Fisher
- ○ Daniel L. Jones
- ○ Gina A. Norris
- ○ William R. Thomas
- ○ Scott D. Weaver
- ○ John H. Wilson

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR ALL NOMINEES".

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. BOARD PROPOSAL TO APPROVE, IN A NON-BINDING ADVISORY VOTE, THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.	☐	☐	☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" PROPOSAL TWO.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" PROPOSAL THREE.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" PROPOSAL FOUR.

5. The above-named attorneys and proxies (or their respective substitutes) are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

This proxy when properly executed will be voted in the manner directed hereby by the undersigned stockholder. **If no direction is made, this proxy will be voted "FOR ALL NOMINEES" for Proposal One, "FOR" Proposal Two, "FOR" Proposal Three, and "FOR" Proposal Four.**

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ENCORE WIRE CORPORATION

THIS PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints DANIEL L. JONES and BRET J. ECKERT, and each of them, as the undersigned's attorneys and proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as directed on the reverse side, all the shares of common stock of ENCORE WIRE CORPORATION (the "Company") held of record by the undersigned on March 19, 2020, at the annual meeting of stockholders to be held on May 5, 2020 or any adjournment or postponement thereof. This proxy will be governed by and construed in accordance with the laws of the State of Delaware and applicable federal securities laws.

(Continued and to be signed on the reverse side)

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